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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          GELTEX PHARMACEUTICALS, INC.

                           SHINE ACQUISITION SUB, INC.

                                       AND

                              SUNPHARM CORPORATION



                           DATED AS OF AUGUST 13, 1999


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                                TABLE OF CONTENTS


ARTICLE I THE MERGER.........................................................1

   1.1 THE MERGER............................................................1
   1.2 EFFECTIVE TIME........................................................2
   1.3 EFFECT OF THE MERGER..................................................2
   1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION.....2
   1.5 DIRECTORS AND OFFICERS................................................2
   1.6 MAXIMUM CONSIDERATION; CONVERSION OF COMPANY COMMON SHARES AND
         COMPANY PREFERRED SHARES............................................2
   1.7 CANCELLATION OF TREASURY SHARES.......................................4
   1.8 STOCK OPTIONS AND WARRANTS............................................4
   1.9 CAPITAL STOCK OF MERGER SUB...........................................6
   1.10 ADJUSTMENTS TO EXCHANGE RATIO........................................6
   1.11 FRACTIONAL SHARES....................................................6
   1.12 SURRENDER OF CERTIFICATES............................................7
   1.13 FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON SHARES AND
          COMPANY PREFERRED SHARES...........................................8
   1.14 CLOSING..............................................................9
   1.15 LOST, STOLEN OR DESTROYED CERTIFICATES...............................9
   1.16 TAX CONSEQUENCES.....................................................9
   1.17 DISSENTERS'RIGHTS....................................................9
   1.18 FURTHER ASSURANCES..................................................10
   1.19 CLOSING OF COMPANY TRANSFER BOOKS...................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10

   2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.........................11
   2.2 CERTIFICIATE OF INCORPORATION AND BY-LAWS............................11
   2.3 CAPITALIZATION.......................................................12
   2.4 AUTHORITY RELATIVE TO THIS AGREEMENT; REQUIRED VOTE..................13
   2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS...........................14
   2.6 MATERIAL AGREEMENTS..................................................15
   2.7 COMPLIANCE WITH AGREEMENTS AND LAW...................................15
   2.8 SEC FILINGS; FINANCIAL STATEMENTS....................................16
   2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.................................17
   2.10 NO UNDISCLOSED LIABILITIES..........................................17
   2.11 ABSENCE OF LITIGATION...............................................17
   2.12 EMPLOYEE BENEFIT PLANS..............................................17
   2.13 EMPLOYMENT AND LABOR MATTERS........................................20
   2.14 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS..................21
   2.15 ABSENCE OF RESTRICTIONS ON BUSINESS ACTIVITIES......................21
   2.16 TITLE TO ASSETS; LEASES.............................................22
   2.17 TAXES...............................................................22
   2.18 ENVIRONMENTAL MATTERS...............................................25
   2.19 INTELLECTUAL PROPERTY...............................................26
   2.20 INSURANCE...........................................................28
   2.21 BROKERS.............................................................28
   2.22 CERTAIN BUSINESS PRACTICES..........................................29
   2.23 INTERESTED PARTY TRANSACTIONS.......................................29
   2.24 OPINION OF FINANCIAL ADVISOR........................................29
   2.25 NO SUBSIDIARIES.....................................................29
   2.26 DISCLOSURE..........................................................29
   2.27 HSR FILING..........................................................29

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ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........30

   3.1 ORGANIZATION AND QUALIFICATION.......................................30
   3.2 CAPITALIZATION.......................................................30
   3.3 AUTHORIZATION OF AGREEMENT...........................................31
   3.4 APPROVALS............................................................31
   3.5 NO VIOLATION.........................................................31
   3.6 REPORTS..............................................................32
   3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.................................32
   3.8 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS...................32
   3.9 ABSENCE OF LITIGATION................................................33
   3.10 COMPLIANCE WITH LAWS................................................33
   3.11 TAXES...............................................................34
   3.12 YEAR 2000 COMPLIANCE................................................34
   3.13 PARENT INTELLECTUAL PROPERTY RIGHTS.................................34

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER...........................34

   4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER................34
   4.2 SOLICITATION OF OTHER PROPOSALS......................................37

ARTICLE V ADDITIONAL AGREEMENTS.............................................39

   5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT...................39
   5.2 MEETING OF COMPANY STOCKHOLDERS......................................40
   5.3 ACCESS TO INFORMATION; CONFIDENTIALITY...............................41
   5.4 ALL REASONABLE EFFORTS; FURTHER ASSURANCES...........................41
   5.5 STOCK OPTIONS AND WARRANTS...........................................42
   5.6 REGISTRATION RIGHTS..................................................44
   5.7 NOTIFICATION OF CERTAIN MATTERS......................................44
   5.8 LISTING ON THE NASDAQ................................................45
   5.9 PUBLIC ANNOUNCEMENTS.................................................45
   5.10 TAKEOVER LAWS.......................................................45
   5.11 ACCOUNTANT'S LETTERS................................................46
   5.12 INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................46
   5.13 COVENANTS FOR TAX-FREE STATUS.......................................46
   5.14 STOCKHOLDER AGREEMENT...............................................46
   5.15 RELEASE AGREEMENTS..................................................47
   5.16 AFFILIATE AGREEMENTS................................................47
   5.17 SEC FILINGS.........................................................48
   5.18 MAINTENANCE, PROSECUTION AND FILING OBLIGATIONS.....................48

ARTICLE VI CONDITIONS OF MERGER.............................................48

   6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER..........48
   6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB........49
   6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY..................51

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............................52

   7.1 TERMINATION..........................................................52
   7.2 EFFECT OF TERMINATION................................................53
   7.3 FEES AND EXPENSES....................................................53
   7.4 AMENDMENT............................................................55
   7.5 WAIVER...............................................................55

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ARTICLE VIII GENERAL PROVISIONS.............................................55

   8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................55
   8.2 NOTICES..............................................................55
   8.3 DISCLOSURE SCHEDULES.................................................57
   8.4 CERTAIN DEFINITIONS..................................................57
   8.5 INTERPRETATION.......................................................61
   8.6 SEVERABILITY.........................................................61
   8.7 ENTIRE AGREEMENT.....................................................61
   8.8 ASSIGNMENT...........................................................61
   8.9 PARTIES IN INTEREST..................................................61
   8.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...............61
   8.11 GOVERNING LAW.......................................................61
   8.12 COUNTERPARTS........................................................62



EXHIBIT A -  Form of Stockholder Agreement
EXHIBIT B -  Certificate of Merger
EXHIBIT C -  Form of Release Agreement
EXHIBIT D -  Form of Affiliate Agreement
EXHIBIT E -  Form of Opinion of Andrews & Kurth L.L.P.
EXHIBIT F -  Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
             P.C.

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                                    SCHEDULES

COMPANY AND COMPANY'S SUBSIDIARIES' SCHEDULES

         2.1(c)   Subsidiaries
         2.3(a)   Stock Appreciation Rights; Other Rights
         2.3(b)   Capitalization:  Company and Subsidiaries, Capital Stock
         2.5(a)   Conflict; Required Filing
         2.5(b)   Company Approvals
         2.6      Material Agreements
         2.7      Permits
         2.8      SEC Filings and Financial Statements
         2.11     Litigation
         2.12(a)  Employee Benefit Plans
         2.12(e)  Benefits; Acceleration
         2.12(g)  Medical Benefits
         2.12(i)  Severance Payments
         2.12(k)  Holders of Option, Warrant or Other Right to Purchase Capital
                  Stock
         2.13(a)  Employment and Consultant Agreements
         2.13(b)  Employee Controversies
         2.15     Restrictions of Business Activity
         2.16     Real Property
         2.17     Taxes
         2.17(m)  Net Operating Loss; Capital Loss Carry Forwards
         2.17(n)  Limitations of Net Operating Loss
         2.18     Environmental Matters
         2.19(a) Intellectual Property: Patents, Trademarks, Copyrights 2.19(b) Intellectual Property: Non-Exclusive Intellectual Property
                  Rights
         2.19(c)  Maintenance Fees
         2.20     Insurance
         2.21     Broker Agreements
         2.23     Interested Parties

OTHER SCHEDULES

         4.1(l)   Related Party Agreements, Arrangements, Understandings
         5.15     Release Agreements
         5.16     Affiliates
         8.4      Events, Changes, and Circumstances

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             AGREEMENT AND PLAN OF MERGER, dated as of August 13, 1999 (the
"Agreement") among GELTEX PHARMACEUTICALS, INC., a Delaware corporation ("Parent"), SHINE ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SUNPHARM CORPORATION, a Delaware corporation (the "Company").

             WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

             WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent, and all of the issued and outstanding shares of the common stock of the Company, $.0001 par value per share (the "Company Common Shares") and all of the issued and outstanding Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock of the Company, $.001 par value per share (collectively, the "Company Preferred Shares") will be exchanged and converted into shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") with certain Parent Rights as described herein;

             WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Shares and Company Preferred Shares are entering into agreements (the "Stockholder Agreements") in the form of EXHIBIT A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement, including their agreement to vote Company Common Shares and Company Preferred Shares in favor of the Merger;

             WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and the United States Treasury Regulations promulgated thereunder; and

             NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company

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shall, as the surviving corporation in the Merger, continue its existence under the provisions of the DGCL as a wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in
Article VI of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger substantially in the form of EXHIBIT B (the "Certificate of Merger"), along with a certified copy of this Agreement, if required, with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company, being the "Effective Time").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL. The by-laws of the Merger Sub shall be the by-laws of the Surviving Corporation until thereafter amended as provided by the DGCL.

         1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation of the Surviving Corporation. The officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and by-laws. Prior to the Effective Time, the Company shall deliver to Parent resignation letters of each of the directors of the Company to be effective as of such Effective Time.

         1.6 MAXIMUM CONSIDERATION; CONVERSION OF COMPANY COMMON SHARES AND COMPANY PREFERRED SHARES. Notwithstanding anything in this Agreement to the contrary, the maximum consideration payable by Parent with respect to the Company Common Shares and Company Preferred Shares issued and outstanding immediately prior to the Effective Time shall be an aggregate of the number of shares of Parent Common Stock, subject to adjustment as hereinafter provided in this Section 1.6, as is obtained by dividing (A) the Acquisition Amount by (B)

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the Closing Average, as adjusted pursuant to Section 1.6(c) hereof, rounded to the nearest whole share. For purposes of this Agreement, "Acquisition Amount" shall mean the result of (x) $16,540,462, MINUS (y) the product of (1) $2.00 times (2) the number of shares covered by options or warrants (other than those warrants issued or to be issued to Petkevich & Partners, L.L.C. for the purchase of 200,000 Company Common Shares), which options or warrants are vested and exercisable at an exercise price or strike price of $2.00 or less per share and are not exercised immediately prior to the Effective Time.

         At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

             (a) Subject to the other provisions of this Article I, each share of Series A Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") and each share of Series B Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any Company Preferred Shares to be canceled pursuant to Section 1.7 and any Dissenting Shares (as defined in Section 1.17)) shall be converted automatically into the right to receive one hundred fifty percent (150%) of the Exchange Ratio Fraction of a fully paid and nonassessable share of Parent Common Stock, together with cash, if any, in lieu of any fraction of a share of Parent Common Stock, pursuant to Section 1.11 (collectively, the "Preferred Merger Consideration").

             (b) Subject to the other provisions of this Article I, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than any Company Common Shares to be canceled pursuant to Section
1.7 and any Dissenting Shares (as defined in Section 1.17)) shall be converted automatically into the right to receive the Exchange Ratio Fraction of a fully paid and nonassessable share of Parent Common Stock, together with cash, if any, in lieu of any fraction of a share of Parent Common Stock, pursuant to Section
1.11 the ("Common Merger Consideration" and, together with the Preferred Merger Consideration, the "Merger Consideration").

             (c) For purposes of this Agreement, the "Exchange Ratio Fraction" shall mean the quotient (calculated to the nearest five (5) decimal places) obtained by dividing (x) the Acquisition Amount by (y) the Closing Average, and by dividing the quotient computed thereby by the Company Shares Number (as defined below). As used herein, the "Closing Average" shall be the average closing price per share of Parent Common Stock (rounded to the nearest cent) on the NASDAQ National Market ("NASDAQ") (as reported in the WALL STREET JOURNAL, or, if not reported therein, any other authoritative source selected by Parent) for the twenty (20) consecutive trading days ending on the second trading day immediately prior to the Effective Time; PROVIDED, HOWEVER, that if
(A) such average is $13.80 or less, then the Closing Average shall be $13.80 and
(B) such average is $16.36 or more, then the Closing Average shall be $16.36. As used herein, "Company Shares Number" means the sum of (A) (i) all Company Common Shares outstanding immediately prior to the Effective Time (including all Company Common Shares issued upon the exercise or cancellation of any options to purchase Company Common Shares or any warrants to purchase Company Common Shares or upon the conversion or exchange of any Company Preferred Shares), minus (ii) Company Common Shares to be canceled pursuant to Section 1.7 and any Dissenting Shares (as defined in Section 1.17), plus (B) an amount equal to the product

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obtained by multiplying (i) one hundred fifty percent (150%), by (ii) the number of Company Preferred Shares outstanding immediately prior to the Effective Time (other than the Company Preferred Shares to be canceled pursuant to Section
1.7). As used herein, the "Measurement Date Average" shall be the average closing price per share of Parent Common Stock on NASDAQ for the twenty (20) consecutive trading days ending on August 11, 1999.

             (d) Each share of Parent Common Stock to be issued upon conversion of Company Common Shares and Company Preferred Shares in accordance with this Section 1.6 shall include the corresponding percentage of a Series A-1 Junior Participating Preferred Stock Purchase Right of Parent (a "Parent Right") issued pursuant to the Rights Agreement dated as of March 1, 1996 between the Company and American Stock Transfer & Trust Company, as amended (as so amended, the "Parent Rights Agreement"). Prior to the Distribution Date (as defined in the Parent Rights Agreement), all references in this Agreement to the Parent Common Stock issued in connection with the Merger shall be deemed to include Parent Rights.

             (e) As of the Effective Time, all Company Common Shares and all Company Preferred Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and all Company Common Shares and all Company Preferred Shares shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Shares and all Company Preferred Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.12 hereof, without interest.

         1.7 CANCELLATION OF TREASURY SHARES. Each share of Company Common Shares or Company Preferred Shares held in the treasury of the Company and each share of Company Common Shares or Company Preferred Shares, if any, owned by Merger Sub or Parent, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         1.8 STOCK OPTIONS AND WARRANTS.

             (a) As soon as practicable after the execution of this Agreement, the Company shall, pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), (i) notify each holder of an outstanding option issued pursuant to the 1994 Plan of the proposed Merger, (ii) provide for the accelerated vesting of each outstanding option so that each such option shall become fully exercisable, (iii) notify each such holder that each option shall, unless exercised by the holder in accordance with its terms, be canceled and terminate on the date which is fifteen (15) days from the date of such notice, and (iv) cause the 1994 Plan to be terminated. As soon as practicable after the execution of this Agreement, the Company shall use

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commercially reasonable best efforts to cause the exercise or termination of all other then outstanding employee and consultant stock options and all non-employee director stock options, including without limitation, the incentive stock options and non-qualified stock options issued pursuant to the Company's 1995 Non-employee Director's Stock Option Plan (the "1995 Plan") and all stock options granted pursuant to resolutions of the Company's Board of Directors outside of any option plan. Notwithstanding the foregoing, under no circumstances shall the Company be required to offer any incentives or other consideration for the termination of such options.

             (b) Subject to Section 1.8(a) of this Agreement, at the Effective Time, each of the Company's then outstanding employee and consultant stock options and non-employee director stock options (collectively the "Company Options") which are outstanding and have not been terminated, exercised or otherwise converted as of the Effective Time shall cease to represent the right to acquire Company Common Shares, and shall, by virtue of the Merger and without any further action on the part of any holder thereof, be converted into and become the right to acquire a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time by the Exchange Ratio Fraction (rounded down to the nearest whole number of shares), at an exercise price per share of Parent Common Stock equal to the exercise price in effect under such Company Option immediately prior to the Effective Time divided by the Exchange Ratio Fraction (rounded up to the nearest cent), which option to purchase Parent Common Stock shall contain the same term, vesting schedule and otherwise be on substantially the same terms and conditions as set forth in the assumed Company Option, except that any Company Option qualifying or intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall not qualify as an "incentive stock option" under Section 422 of the Code (any such assumed Company Option being herein referred to as an "Assumed Option").

             (c) The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Options or rights pursuant to, nor any participant in, the 1994 Plan, the 1995 Plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company and any of its Subsidiaries will have any right thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in subsection (b) above.

             (d) Parent shall take all corporate action necessary (i) to reserve for issuance, and (ii) to register under the Securities Act of 1933 (the "Securities Act") the issuance of, a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 1.8.

             (e) As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to cause the exercise or termination of all then issued and outstanding warrants to acquire shares of Company Common Stock or securities convertible into Common Stock (collectively, the "Company Warrants"). At the Effective Time, each Company Warrant that is outstanding and has not been terminated, exercised or otherwise converted as of the Effective Time shall be assumed by Parent; PROVIDED that such Company Warrants shall by their express terms reflect, or

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shall be amended by the Company and the holder thereof to reflect, the different security and the number of shares of such security covered by such agreement based on the conversion of Company Common Shares into Parent Common Stock. All of the holders of such Company Warrants issued and outstanding as of the date of this Agreement are listed on Section 2.3(b) of the Company Disclosure Schedule attached hereto. The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Warrant will have any right thereunder to acquire equity securities of the Company or any of its Subsidiaries, or any right to payment in respect of the equity securities of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in this subsection (e).

              (f) As soon as practicable after the execution of this Agreement, the Company shall use its commercially reasonable best efforts to cause the holders of warrants or warrant certificates issued pursuant to that Unit Purchase Agreement dated March 28, 1997 (the "1997 Unit Purchase Agreement") to (i) surrender such warrants or warrant certificates (the "1997 Warrants") in exchange for an aggregate of 158,512 Company Common Shares and
(ii) agree to terminate the 1997 Unit Purchase Agreement.

              (g) Parent shall take all corporate action necessary (i) to reserve for issuance, and (ii) to register under the Securities Act, a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Warrants in accordance with this Section 1.8.

         1.9 CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.10 ADJUSTMENTS TO EXCHANGE RATIO FRACTION. Without limiting any other provision of this Agreement, the Exchange Ratio Fraction shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Shares), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares or other like change with respect to Parent Common Stock or Company Common Shares occurring after the date hereof and prior to the Effective Time.

         1.11 FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued hereunder, but in lieu thereof each holder of Company Common Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent) equal to the product of such fraction multiplied by the Closing Average.

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         1.12 SURRENDER OF CERTIFICATES.

              (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate one or more Persons, to act as Exchange Agent hereunder.

              (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding Company Common Shares and outstanding Company Preferred Shares, together with an estimated amount of cash to be paid pursuant to Section
1.11 in lieu of fractional shares.

              (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Common Shares and Company Preferred Shares whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of the fraction of a share of Parent Common Stock, if any, pursuant to Section 1.11 hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.11, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Common Shares or Company Preferred Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such Company Common Shares and Company Preferred Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.11. Any portion of the shares of Parent Common Stock deposited with the Exchange Agent pursuant to this Section 1.12(c) which remains undistributed to the holders of the Certificates representing Company Common Shares or Company Preferred Shares for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Shares or Company Preferred Shares who have not theretofore complied with this Article I shall thereafter look only to Parent for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

              (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

              (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

              (f) NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, Merger Sub or the Surviving Corporation shall be liable to a holder of Company Common Shares or Company Preferred Shares for any Parent Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

              (g) WITHHOLDING OF TAX. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares or any holder of Company Preferred Shares, as the case may be, such amounts as Parent (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares or Company Preferred Shares, as the case may be, in respect of whom such deduction and withholding were made by Parent.

         1.13 FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON SHARES AND COMPANY PREFERRED SHARES. All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Shares and Company Preferred Shares in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares and Company Preferred Shares under this
Article I, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Common Shares and Company Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.14 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in
Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, unless another place is agreed to in writing by the parties.

         1.15 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.11; PROVIDED, HOWEVER, that Parent may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.16 TAX CONSEQUENCES. For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of
Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return inconsistent with this Section 1.16.

         1.17 DISSENTERS' RIGHTS. All of the Persons who have executed and delivered a Stockholder Agreement shall have consented to the Merger and shall have delivered their stock certificates in accordance with the terms hereof. Holders of 100% of the Company Preferred Shares and holders of the requisite number of the Company Common Shares shall have consented to the Merger and delivered all of their capital stock to the Parent or the Exchange Agent in accordance with the terms hereof, and the holders of not more than 2% of the issued and outstanding Company Common Shares shall have exercised, or shall have any continued right to exercise, appraisal or dissenter's rights. Notwithstanding anything in this Agreement to the contrary, any Company Common Shares or Company Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or delivered a valid, unrevoked proxy in favor of the Merger, or consented thereto in writing and who has delivered written notice to the Company objecting to the Merger and demanding payment for his shares as required in accordance, and has otherwise complied, with the applicable provisions of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the Parent Common Stock, unless and until such holder fails to elect to dissent from the Merger or effectively withdraws or otherwise loses his right to payment of the fair value of his shares under the provisions of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive Parent Common Stock to which such holder is entitled, without interest or dividends thereon. Any amounts paid to holders of Dissenting Shares in an appraisal proceeding will be paid by the Surviving Corporation out of its own funds and will not be paid by Parent or Merger Sub. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

         1.18 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of the Company or Merger Sub any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or Merger Sub and otherwise to carry out the purposes of this Agreement.

         1.19 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Shares or Company Preferred Shares shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Shares or Company Preferred Shares are presented to the Surviving Corporation, they shall be canceled and presented to the Exchange Agent in accordance with Section 1.12.



                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date, except as disclosed in the disclosure schedule dated the date hereof, certified by the President and Chief Executive Officer of the Company and delivered by the Company to Parent and Merger Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item) (the "Company Disclosure Schedule") as follows:

         2.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in such instances where the failure to be so duly qualified, or licensed and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect.

              (b) Each Subsidiary of the Company is a legal entity, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders (with respect to each such Subsidiary, "Subsidiary Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

              (c) Section 2.1(c) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by the Company or another direct or indirect Subsidiary of the Company. Except as set forth in Section 2.1(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

         2.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of each of its and each of its Subsidiaries' Certificates of Incorporation and by-laws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificates of Incorporation and by-laws, as amended, and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or by-laws or equivalent organizational documents.

         2.3  CAPITALIZATION.

              (a) The authorized capital stock of the Company is 25,500,000 shares divided into 25,000,000 Company Common Shares and 300,000 shares of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock. As of the date hereof, (i) 6,911,316 Company Common Shares were issued and outstanding and 366,667 Company Preferred Shares were issued and outstanding; (ii) no Company Common Shares were held in the treasury of the Company; (iii) 1,073,965 Company Common Shares were duly reserved for future issuance pursuant to stock options granted and outstanding pursuant to the 1994 Plan, 1995 Plan and options issued outside of any plan and (v) 2,939,443 Company Common Shares were duly reserved for future issuance pursuant to issued and outstanding warrants to purchase Company Common Shares. Except as set forth above, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. All options to purchase Company Common Shares were granted under the Company's 1994 Plan or the Company's 1995 Plan, except for outstanding options to purchase an aggregate of 400,035 Company Common Shares. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, there are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

              (b) Section 2.3(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock and the names of the beneficial owners of such capital stock of each of the Company's Subsidiaries as of August 11, 1999. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or its Subsidiaries, except for the Series A Preferred Stock and the Series B Preferred Stock. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company, except as disclosed in Section 2.3(b) of the Company Disclosure Schedule.

              (c) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, except for the Stockholder Agreements.

         2.4  AUTHORITY RELATIVE TO THIS AGREEMENT; REQUIRED VOTE.

              (a) Subject to the approval of this Agreement by the Company's stockholders, the Company has all necessary corporate power and authority to execute and deliver this Agreement, and each instrument required to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the performance of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and authorization of this Agreement by votes of the holders of at least majority of the outstanding Company Common Shares and the Company Preferred Shares (voting together as one class), holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Company's Series A Preferred Stock (voting as a single class) and holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series B Preferred Stock (voting as a single class) in accordance with the applicable provisions of the DGCL and the Company's Certificate of Incorporation and by-laws. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, subject to the approval of the Company's stockholders and assuming Board of Directors' approval by Parent and Merger Sub, in each case except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditor's rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (b) The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval and authorization. The affirmative votes of holders of at least a majority of all outstanding Company Common Shares and Company Preferred Shares (voting together as one class), holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Series A Preferred Stock (voting as a single class), and holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Series B Preferred Stock (voting as a single class) are the only votes of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger, the Related Agreements and the other transactions contemplated hereby and thereby. The holders of the Company Common Shares and Company Preferred Shares that are parties to the Stockholder Agreements beneficially own and have the right to vote, in the aggregate, approximately 34% of the total issued and outstanding Company Common Shares and 82% of the total issued and outstanding Company Preferred Shares.

         2.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

              (a) The execution and delivery by the Company of this Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance by the Company or any of its Subsidiaries of their obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, (i) conflict with or violate the Certificate of Incorporation or by-laws or equivalent organizational documents of the Company or any of its Subsidiaries,
(ii) conflict with or violate any Law, Regulation or Order in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except (A) as set forth in Section 2.5(a) of the Company Disclosure Schedule or
(B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not (x) individually, or in the aggregate, have a Material Adverse Effect or (y) prevent or materially impair or delay the consummation of the Merger.

              (b) The execution and delivery by the Company of this Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at Closing do not, and the performance by the Company or any of its Subsidiaries of their obligations under this Agreement and any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at Closing, shall not, require the Company or any of its Subsidiaries to obtain any consent or waiver of any Person or the consent, approval, authorization or action by, license, waiver, qualification, Order or Permit, observe any waiting period imposed by, or make any filing with or notification to, any Court or Governmental Authority, domestic or foreign, except for (A) valid approval of the Agreement by the Company's stockholders, which approval has or will be obtained prior to the Effective Time, (B) compliance with applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), (C) the filing of this Agreement or (D) other documents as required by applicable provisions of the DGCL and such other third party consents, approvals, authorization, licenses, waivers, qualifications, Orders or Permits set forth in Section 2.5(a) of the Company Disclosure Schedule.

         2.6 MATERIAL AGREEMENTS. Section 2.6 of the Company Disclosure Schedule sets forth a true and complete list of all contracts, licenses, agreements, permits and instruments to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound which is material to the Company and/or its Subsidiaries and including without limitation all agreements pursuant to which the Company or any of its Subsidiaries has granted exclusive rights or have terms of one year or longer (collectively, the "Material Agreements"). Complete copies of all Material Agreements have been provided by the Company to Parent and no oral Material Agreements exist. Each such Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and is enforceable against the Company or such Subsidiary in accordance with its terms and the Company does not have Knowledge that any Material Agreement is not a valid and binding agreement of the other parties thereto. Except as set forth in Section 2.6 of the Company Disclosure Schedule, each Material Agreement is enforceable in each case except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth on Section
2.6 of the Company Disclosure Schedule, no condition exists or, to the Company's Knowledge, event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would result in a loss of rights or an acceleration of an obligation or result in the creation of any Lien thereunder or pursuant thereto, or would constitute a default by the Company or any of its Subsidiaries or, to the Company's Knowledge, any other party thereto under, or result in a right in termination of, any Material Agreement. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Approvals, except as set forth in Section
2.6 of the Company Disclosure Schedule. The continuation, validity, enforceability and effectiveness of each Material Agreement will not be affected by the consummation of the transactions contemplated by this Agreement, except as set forth on Section 2.5(a) of the Company Disclosure Schedule. Furthermore, no party to a Material Agreement has repudiated any provision thereof and communicated such repudiation to the Company, and there are no negotiations pending or in progress to revise any material terms of any Material Agreement.

         2.7 COMPLIANCE WITH AGREEMENTS AND LAW. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any Law, Regulation or Order applicable to the Company or such Subsidiary or by which its or any of their respective properties is bound or affected. The Company has all requisite licenses, permits, certificates, authorizations and approvals including environmental, health and safety and employee health and safety permits, from foreign, federal, state and local authorities necessary to conduct the business as currently conducted (collectively, the "Permits"), all of which Permits are set forth in Section 2.7 of the Company Disclosure Schedule. All of the Permits identified in Section 2.7 of the Company Disclosure Schedule are in full force and effect, and to the Company's Knowledge, no party thereto is in default under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. No action or claim is pending or, to the Company's Knowledge, threatened to revoke or terminate any Permit identified in
Section 2.7 of the Company Disclosure Schedule. Except as set forth in Section
2.7 of the Company Disclosure Schedule, the Company is not nor has it been in violation of any Law, rule, Regulation, ordinance or court or administrative order (including, without limitation, those relating to building, zoning, environmental, disposal or hazardous substances, land use, health and safety and employee health and safety matters). Except as set forth on Section 2.7 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries has received any notice or communication from any foreign, federal, state or local governmental or regulatory authority or otherwise of any such violation and, to the Company's Knowledge, no such notice or communication is threatened. The Company's and, to the Company's Knowledge, its vendors' production and documentation procedures are in all material respects consistent and in compliance with Good Manufacturing Practices as prescribed by the United States Food and Drug Administration as applicable to a supplier to the pharmaceutical industry.

         2.8  SEC FILINGS; FINANCIAL STATEMENTS.

              (a) The Company has previously furnished or made available to Parent true, complete and accurate copies, as amended or supplemented, of its
(a) Annual Reports on Form 10-KSB for the calendar years ended December 31, 1996, 1997 and 1998 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1998 and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Company with the SEC since January 1, 1998. Except as set forth in
Section 2.8 of the Company Disclosure Schedule, the Company has timely filed all reports and schedules required to be filed with the SEC (collectively, the "Company SEC Reports") required to be filed by it pursuant to the Exchange Act and the SEC Regulations promulgated thereunder. Except as set forth in Section
2.8 of the Company Disclosure Schedule, the Company SEC Reports were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the SEC Regulations promulgated thereunder and did not as of their respective dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof.

              (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports
(i) complied in all material respects with applicable accounting requirements and the published SEC Regulations with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-QSB reports were or are subject to normal year-end adjustments that are neither individually or in the aggregate material.

         2.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.

              (a) Since December 31, 1998, the Company and its Subsidiaries have conducted their businesses only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not been any change, event, development or circumstance affecting the Company or any of its Subsidiaries which, individually or in the aggregate, has or is reasonably likely to have, a Material Adverse Effect.

              (b) Since December 31, 1998, there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, and there has not been any other action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any other action, that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date hereof and prior to the Effective Time, or any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         2.10 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), except (a) liabilities or obligations reflected in the Company SEC Reports through the date of the filing of the Company's Quarterly Report on Form 10-QSB in respect of the fiscal quarter ending March 31, 1999, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 1999 which are not, and will not have, individually or in the aggregate, a Material Adverse Effect on the Company and (c) liabilities or obligations which are not and will not have, individually or in the aggregate, a Material Adverse Effect on the Company.

         2.11 ABSENCE OF LITIGATION.

         Except as described in Section 2.11 of the Company Disclosure Schedule, there is no Litigation pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary of the Company, that would be or have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any outstanding Claim or Order which, individually or in the aggregate, has, or in the future might have, a Material Adverse Effect or would prevent, hinder or delay the Company from consummating the transactions contemplated by this Agreement.

         2.12 EMPLOYEE BENEFIT PLANS.

              (a) Section 2.12(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, stock purchase, restricted stock option and other equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section

3(2) of ERISA); and each other material employee benefit plan, fund, program, agreement or arrangement, including but not limited to vacation plans, cafeteria plans, educational assistance or reimbursement plans, spending account plans (for medical expenses, dependent care expenses, or other expenses), severance, golden parachute, termination, supplemental unemployment, plant closing or similar benefits, active health or life or other post-employment welfare or insurance plans, bonus or performance based compensation plans or arrangements, supplemental executive retirement plans or other supplemental or excess benefit plans in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any entity, or any of its Subsidiaries, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code or which could be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or an ERISA Affiliate is a party, whether written or oral, for the benefit of any officer, director, employee or former employee of the Company or any of its ERISA Affiliates, whether or not such plan has been terminated (the "Company Plans"). Except as set forth in Section 2.12(a) of the Company Disclosure Schedule, there are no restrictions on the ability of the Company, its Subsidiaries or any of its ERISA Affiliates to amend, modify or terminate any Company Plan and each Company Plan is fully and readily assignable and transferable by its sponsor to either the Parent or the Merger Sub.

              (b) With respect to each Company Plan, the Company has heretofore made available to Parent true and complete copies of the Company Plan and any amendments thereto (or if the Company Plan is not a written Company Plan, a description thereof), any related trust or other funding vehicle, the summary plan description and any summaries of material modifications, the three
(3) most recent annual reports (with all schedules) or summaries required under ERISA or the Code, the most recent audited financial statements and most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

              (c) No material liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability.

              (d) No Company Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Plan a "multiemployer pension plan", as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. No Company Plan is a "single-employer plan under multiple controlled groups" as described in Section 4063 of ERISA.

              (e) Each Company Plan has been operated and administered in all respects in accordance with its terms and applicable law, including ERISA and the Code. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Plan; there are no claims pending (other than routine claims for benefits) or, to the Company's Knowledge, threatened against any Company Plan or against the assets of any Company Plan, nor are there any current or, to the Company's Knowledge, threatened Liens on the assets of any Company Plan or on the assets of the Company under any provision of ERISA. The Company and its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no Knowledge of any default or violation by any other party with respect to, any of the Company Plans. All contributions required to be made to any Company Plan under applicable law or the terms of the respective Company Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Plan for the current plan years; except as disclosed on Section 2.12(e) of the Company Disclosure Schedule, the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary under any Company Plan.

              (f) Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code have received a favorable determination or opinion letter indicating that they are so qualified, and no event has occurred since the date of said letter(s) that will adversely affect the qualification of such Company Plan.

              (g) Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, no Company Plan or written or oral agreement provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for directors, employees or former employees of the Company or any of its Subsidiaries or ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

              (h) No amounts payable under any Company Plan will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

              (i) Except as set forth in Section 2.12(i) of the Company Disclosure Schedule, the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement, or the Stockholder Agreements will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) assuming the Parent takes the action specified in Section 5.5(a), accelerate the vesting of any stock option or of any shares of restricted stock.

              (j) Except as would not be material in any respect to the Company, there are no pending or, to the Company's Knowledge, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan or otherwise involving any such Company Plan (other than routine claims for benefits).

              (k) Section 2.12(k) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director or investor of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Shares or Company Preferred Shares, if any, together with the number of Company Common Shares or Company Preferred Shares, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.12(k) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to Parent and are listed in Section 2.12(k) of the Company Disclosure Schedule.

         2.13 EMPLOYMENT AND LABOR MATTERS.

              (a) Section 2.13(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company and sets forth each such individual's rate of pay or annual compensation (and the portions thereof attributable to salary and bonuses, respectively), job title and date of hire. Except as set forth in Section 2.13(a) of the Company Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreement or other similar agreements of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, or any consultant. Except as set forth in Section 2.13(a), Section 2.12(i) or
Section 2.12(g) of the Company Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Company Plan or any of the agreements set forth in Section 2.13(a) of the Company Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment of any such benefits or payments. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. None of the Company's or any Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Authority. There are no pending, or to the Company's Knowledge, threatened claims, charges, actions, lawsuits or proceedings alleging claims against the Company or any Subsidiary brought by or on behalf of any employee or other individual or any Governmental Authority with respect to employment practices, and to the Company's Knowledge, no facts or circumstances exist that could give rise to any such claims, charges, actions, lawsuits or proceedings.

              (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, there are no controversies pending or, to the Company's Knowledge, threatened between the Company or any of its Subsidiaries and any of their respective employees and employee relations are, in general, considered to be good; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union or by any employees to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. The Company does not have nor at the Closing will the Company have any obligation under the Worker Adjustment and Retraining Notification Act (the "WARN Act"). The Company and each of its Subsidiaries is in material compliance with all applicable provisions of applicable state, local, federal and foreign employment, wage and hour, labor and other applicable laws.

         2.14 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements, the "Registration Statement") shall not, at the time such documents are filed and at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement/prospectus, as amended or supplemented, the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the Regulations promulgated thereunder.

         2.15 ABSENCE OF RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in Section 2.15 of the Company Disclosure Schedule or as set forth in this Agreement, there is no Material Agreement or Order binding upon the Company or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any non-competition or similar restriction on their respective businesses. Neither the Company nor any of its Subsidiaries has at any time entered into, or agreed to enter into, any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts.

         2.16 TITLE TO ASSETS; LEASES. Except as described in Section 2.16 of the Company Disclosure Schedule, the Company owns no real property. Section 2.16 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its Subsidiaries, and the aggregate monthly rental or other fee payable under such lease. Except as described in Section 2.16 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to all of their properties and assets, free and clear of all Liens, charges and encumbrances, except Liens for Taxes (as defined below) not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases pursuant to which the Company or any of its Subsidiaries lease real or personal property from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Subsidiary has not taken adequate steps to prevent such a default from occurring or to cure such default) by the Company or its Subsidiaries or, to the Company's Knowledge, any third party.

         The Company or its Subsidiaries, individually or together, have good and marketable title to or a valid leasehold interest in all of the properties and assets that are necessary to the conduct of the business of the Company and its Subsidiaries as it is currently being conducted, including all of the properties and assets reflected in the Company's consolidated balance sheet as of December 31, 1998, which was filed with the SEC as part of its report on Form 10-KSB, other than any such properties or assets that have been sold or otherwise disposed of in the ordinary course of business since December 31, 1998.

         2.17 TAXES. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including but not limited to those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 2.17 of the Company Disclosure Schedule:

              (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member have been timely filed, and all such Tax Returns are true, complete and correct, except to the extent that any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect.

              (b) All Taxes payable by or with respect to the Company and each of its Subsidiaries have been timely paid, or are adequately reserved for (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the respective company's Balance Sheet, except to the extent that such amount would not, individually or in the aggregate, have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP on the respective company's Balance Sheet. All assessments for Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

              (c) Neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested, except as set forth in Section 2.17 of the Company Disclosure Schedule which has not since expired.

              (d) Other than with respect to its Subsidiaries the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other party, as transferee or successor, by contract, or otherwise.

              (e) Prior to the date hereof, the Company has provided Parent with written schedules setting forth the taxable years of the Company for which the statutes of limitations with respect to foreign, federal and material state income Taxes have not expired and with respect to foreign, federal and material state income Taxes, those years for which examinations have been completed and those years for which examinations are presently being conducted.

              (f) The Company is not presently and has not been a "foreign investment company" as such term is defined in Section 1246(b) of the Code.

              (g) The Company is not presently and has not been a "passive foreign investment company" as such term is defined in Section 1297(a) of the Code.

              (h) The Company is not presently and has not been at any time during the last five years a "controlled foreign corporation" as such term is defined in Section 957(a) of the Code.

              (i) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments that will not be deductible under Section 280G of the Code.

              (j) No unsatisfied deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against or with respect to the Company or any Subsidiary, nor has the Company or any Subsidiary received notice of any such deficiency, delinquency or default which, in any such case, may have a Material Adverse Effect.

              (k) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

              (l) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

              (m) Section 2.17(m) of the Company Disclosure Schedule sets forth: (i) the net operating loss ("NOL") and (ii) capital loss carry forwards for foreign, federal income Tax purposes of each of the Company and its Subsidiaries through the taxable year ended December 31, 1998.

              (n) Except as described in Section 2.17(n) of the Company Disclosure Schedule, the NOLs of the Company or any Subsidiary are not, as of the date hereof, subject to Section 382 or 269 of the Code, Treasury Regulation
Section 1.1502-21T(c), or any similar provisions or regulations otherwise limiting the use of the NOLs of the Company or any of its Subsidiaries.

              (o) No property of the Company or any of its Subsidiaries is "tax-exempt use property" as such term is defined in Section 168 of the Code.

              (p) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

         2.18 ENVIRONMENTAL MATTERS. Except as described in Section 2.18 of the Company Disclosure Schedule:

              (a) the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws;

              (b) the Company and its Subsidiaries have obtained all Permits relating to the business required by any applicable Environmental Law and all environmental permits relating to the business of the Company and all such permits are in full force and effect in all material respects; the environmental permits do not materially limit or affect the processes, methods, capacity or operating hours of the persons carrying on the business of the Company as it is currently carried on;

              (c) neither the Company nor any of its Subsidiaries has, and the Company has no Knowledge of any other Person who has, caused any unlawful or improper release, threatened release or disposal of any Hazardous Material at any properties or facilities previously or currently owned, leased or occupied by the Company or its Subsidiaries;

              (d) the Company has no Knowledge that any of its or its Subsidiaries' properties or facilities are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property;

              (e) neither the Company nor any of its Subsidiaries (i) has any liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, has notice or Knowledge of, or is required to give any notice of any Environmental Claim involving an allegation against the Company or any Subsidiary or any properties or facilities of the Company or (iii) has Knowledge of any condition or occurrence which could reasonably be expected to form the basis of an Environmental Claim against the Company, any of its Subsidiaries or any of their properties or facilities;

              (f) the Company and its Subsidiaries' properties and facilities are not subject to any, and the Company has no Knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of their properties and facilities arising from any (i) Environmental Law or (ii) release, threatened release or disposal of any Hazardous Material; and

              (g) there is no Environmental Claim pending, or, to the Company's Knowledge, threatened, against the Company or, to the Company's Knowledge, against any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law. No material capital expenditure is currently required for the Company in relation to environmental matters in order to comply with, extend, renew or obtain any environmental permit or comply with Environmental Laws. Copies of all environmental audits and other assessments, reviews and reports have been previously provided to the Parent.

         2.19 INTELLECTUAL PROPERTY.

              (a) Section 2.19(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all United States and foreign (i) patents and patent applications, (ii) registered and unregistered trademarks and trademark applications (including material Internet domain name registrations),
(iii) service marks and service mark applications, (iv) trade names, (v) copyright registrations, and copyright applications, and (vi) licenses presently used by the Company and/or its Subsidiaries, indicating for each, the applicable jurisdiction, registration number (or applicable number), and date issued or filed, as applicable with respect to (i), (ii), (iii), and (v) above and including the terms of such licenses (all of which, together with patent rights, trade secrets, confidential business information, formulas, processes, invention records, procedures, research and development activity reports, laboratory notebooks, copyrights, license rights and trademark rights which relate to or are used or held for use in connection with the business of the Company, are collectively referred to as, the "Intellectual Property Rights"). Copies of such licenses have been previously provided to Parent. To the Company's Knowledge, the Intellectual Property Rights are sufficient for the conduct of the Company's business as presently conducted and as proposed to be conducted.

              (b) Section 2.19(b) of the Company Disclosure Schedule sets forth a true, correct and complete list, and where appropriate, a description of all Intellectual Property Rights set forth in Section 2.19(a) of the Company Disclosure Schedule to which neither the Company's nor its Subsidiary's rights are exclusive, excluding all Intellectual Property Rights which the Company has the right to use under a shrinkwrap or similar mass marketing license. Except as otherwise disclosed in Section 2.19(b) of the Company Disclosure Schedule and excluding all Intellectual Property Rights subject to a shrinkwrap or similar mass marketing license, the Company exclusively owns or has the exclusive right to use all of the Intellectual Property Rights listed in Section 2.19(a) of the Company Disclosure Schedule. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or individuals it currently intends to hire) made prior to their employment by the Company.

              (c) All trademarks, patents and copyrights are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents), are, to the Company's Knowledge, valid and enforceable. Section 2.19(c) of the Company Disclosure Schedule sets forth the maintenance fees due on or before December 31, 1999. No trademark has been or is now involved in any cancellation and, to the Company's Knowledge and its Subsidiaries, no such action is threatened with respect to any of the trademarks. Except as disclosed set forth on Section 2.19(c) of the Company Disclosure Schedule, no patent has been or is now involved in any interference, reissue, re-examination or opposing proceeding. To the Company's Knowledge, there are no potentially conflicting trademarks or potentially interfering patents of any third party. The Company has made available to Parent all opinions, reviews, assessments or analyses (whether written or oral) of the Company's ability to use patents whether owned or licensed.

              (d) Except as would not be materially adverse to the Company and each of its Subsidiaries:

                      (i) The Company or a Subsidiary of the Company owns free and clear of all Liens, all owned Intellectual Property Rights used in the Company's business, and has a valid and enforceable right to use in accordance with the applicable license agreement, if any, all of the Intellectual Property Rights licensed to the Company and used in the Company's business;

                      (ii) The Company and each of its Subsidiaries have taken reasonable steps to protect and preserve the Intellectual Property Rights which the Company or such Subsidiary owns;

                      (iii) The conduct of the Company's and its Subsidiaries' businesses as currently conducted or contemplated does not, to the Company's Knowledge, infringe upon any intellectual property rights owned or controlled by any third party;

                      (iv) There is no Litigation pending or, to the Company's Knowledge, threatened nor has Company received any written communication of, and the Company has no Knowledge of any basis for a claim against it (a) alleging that the Company's activities, products, publications or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property Rights of the Company or any of its Subsidiaries;

                      (v) To the Company's Knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property Rights owned by the Company or any of its Subsidiaries and no such claims have been brought against any third party by the Company or any of its Subsidiaries, and the Company has not knowingly misappropriated the trade secrets of any third party;

                      (vi) Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of or give rise to any right of any third party to terminate any of the Company's or any of its Subsidiaries' right to own any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries or to use any Intellectual Property Rights licensed to the Company or any of its Subsidiaries pursuant to the license Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property Rights;

              (e) All trademarks and trademark applications of the Company and its Subsidiaries have been in continuous use by the Company or its Subsidiaries. To the Company's Knowledge (i) there has been no prior use of such trademarks by any third party which would confer upon said third party superior rights in such trademarks, and (ii) the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

              (f) The Company and/or its Subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect the Company's and its Subsidiaries' rights in confidential information and trade secrets of the Company and/or its Subsidiaries. Without limiting the foregoing and except as would not be materially adverse to the Company, the Company and its Subsidiaries have and enforce a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, to the Knowledge of the Company, there has been no material disclosure by the Company or any Subsidiary of the Company of material confidential information or trade secrets.

              (g) The Company has undertaken the review and assessment of the business and operations of itself and its Subsidiaries that could be adversely affected by its or their failure to be Year 2000 Compliant. The Company has requested certification from the outside vendors listed in the Company Disclosure Schedule that the computer system, hardware, software, database, device and/or equipment purchased from each such vendor and used internally by the Company, or used by such vendor in the performance of work for the Company, is or prior to and after January 1, 2000 will be Year 2000 Compliant, and has provided copies of all such certification received to date to Parent. Based on its review and assessment, the Company has no reason to believe any material liability or expense will result from or arise out of failure of any of its or its Subsidiaries, computer systems, hardware, software, databases, devices and/or equipment to be Year 2000 Compliant.

         2.20 INSURANCE. Section 2.20 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and the Company shall, and shall cause its Subsidiaries to, maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries and reasonable in light of the assets of the Company and its Subsidiaries. As of the date hereof, the Company has not received notice of any, and to Company's Knowledge there is no threatened, termination of or material premium increase with respect to any of such policies or bonds.

         2.21 BROKERS. No broker, financial advisor, finder or investment banker or other Person (other than Petkevich & Partners, L.L.C.) is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements set forth in Section 2.21 of the Company Disclosure Schedule between the Company and financial advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         2.22 CERTAIN BUSINESS PRACTICES. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         2.23 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Company SEC Reports or except as set forth in Section 2.23 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is indebted to any director, officer, employee or agent of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

         2.24 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of its financial advisor, Petkevich & Partners, L.L.C., to the effect that, in its opinion, as of the date hereof, the aggregate consideration to be received in the Merger is fair to the holders of the capital stock of the Company from a financial point of view, and the Company has provided copies of such opinion to Parent.

         2.25 NO SUBSIDIARIES.  The Company has no Subsidiaries.

         2.26 DISCLOSURE. The representations and warranties and statements of the Company contained in this Agreement (including the Company Disclosure Schedule) do not contain, and will not contain at the Closing Date, any untrue statement of a material fact, and do not omit, and will not omit at the Closing Date, to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact known to the Company that has not been disclosed to the Parent in this Agreement (including in the Company SEC Filings or the Company Disclosure Schedule) that is reasonably likely to have a Material Adverse Effect on the Company.

         2.27 HSR FILING. No filing under the HSR Act is required in connection with the Merger, because the Company does not have annual net sales or total assets greater than or equal to $10,000,000.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

         3.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and Parent has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders ("Parent Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Parent Approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. Merger Sub is a newly-formed single purpose entity which has been formed solely for the purposes of the Merger, has carried on no business to date and will not carry on any business or engage in any activities other than those necessary to the Merger.

         3.2  CAPITALIZATION.

              (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Common Stock of which 16,881,800 shares of Parent Common Stock were issued and outstanding as of July 28, 1999, and 2,178,517 shares of Parent Common Stock as of August 1, 1999, were reserved for future issuance pursuant to outstanding employee stock options or other outstanding stock options and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been designated as Series A-1 Junior Participating Preferred Stock and reserved for issuance under the Parent's Rights Agreement, of which none are issued or outstanding. Parent has no warrants outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Common Merger Consideration and the Preferred Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

              (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 3,000 shares of Merger Sub Common Stock, of which 100 shares of Merger Sub Common Stock are outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Parent.

         3.3 AUTHORIZATION OF AGREEMENT. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, the performance of obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and except for filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, in each case except to the extent that the enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No other corporate proceedings are required by Parent other than the approval of the Board of Directors of Parent and Merger Sub.

         3.4 APPROVALS. The execution and delivery by Parent and Merger Sub of this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance by each of Parent and Merger Sub of its respective obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing shall not, require Parent or Merger Sub to obtain any consent, approval, authorization, license, waiver, qualification, Order or permit of, observe any waiting period imposed by, or require Parent or Merger Sub to make any filing with or notification to, any Court or Governmental Authority, except for (A) compliance with applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, (B) the filing of appropriate Merger or other documents as required by Delaware Law, (C) the filing of appropriate Merger or other documents as required by the NASDAQ or (D) where the failure to obtain such consents, approvals, authorizations, licenses, waivers, qualifications, Orders or permits, or to make such filings or notifications, would not have, in the aggregate, a Material Adverse Effect.

         3.5 NO VIOLATION. Assuming effectuation of all filings, notifications, and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits or Orders of Courts and/or Governmental Authorities set forth in Section 3.4(A), (B) or (C) above, the execution and delivery by Parent and Merger Sub of this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance of this Agreement by each of Parent or Merger Sub of its respective obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Merger Sub, (ii) conflict with or violate any Law, Order or Regulation in each case applicable to Parent or Merger Sub or by which either of its respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, except in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not
(a) individually, or in the aggregate, have a Material Adverse Effect or (b) prevent or materially impair or delay the consummation of the Merger.

         3.6 REPORTS.

             (a) As of the date of this Agreement, Parent has timely filed all reports and schedules required to be filed with the SEC (collectively, the "Parent SEC Reports") pursuant to the Exchange Act and the SEC Regulations promulgated thereunder. The Parent SEC Reports were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the SEC Regulations promulgated thereunder and did not as of their respective dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof.

             (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (i) complied in all material respects with applicable accounting requirements and the published SEC Regulations with respect thereto, (ii) were prepared in accordance with GAAP (except in the case of interim balance sheets, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of the Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal year-end adjustments that have not been and are not expected to be material in amount to Parent.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, Parent has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect.

         3.8 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Parent for inclusion in the Registration Statement shall not, at the time it is filed with the SEC and at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time any event relating to Parent or Merger Sub or any of their respective affiliates, officers or directors is discovered by Parent which should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Proxy Statement, Parent shall promptly inform the Company. The Registration Statement will comply as to form in all material respects with the requirements provisions of the Securities Act and the SEC Regulations promulgated thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         3.9 ABSENCE OF LITIGATION. Except as set forth in the Parent SEC Reports, there is no Litigation pending, or to the Parent's Knowledge, threatened against the Parent or Merger Sub, that would be or have a Material Adverse Effect on the Parent. Neither the Parent nor the Merger Sub is subject to any outstanding Claim or Order other than as set forth in the Parent SEC Reports, which, individually or in the aggregate, has, or in the future might have, a Material Adverse Effect on the business or results of operations of the Parent.

         3.10 COMPLIANCE WITH LAWS.

              (a) Each of Parent and Merger Sub has all Permits necessary to conduct the business of the Parent and Merger Sub as currently conducted, respectively; such Permits are in full force and effect; and all applications for renewal necessary to maintain any Permit in effect have been filed, except, in each case, where the failure to own, maintain or renew such Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. No proceeding is pending, or to the best Knowledge of the Parent, threatened to revoke or limit any Permit.

              (b) Neither Parent nor Merger Sub is in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

              (c) To the best Knowledge of Parent, there is no investigation or review pending by any governmental body or authority with respect to Parent.

         3.11 TAXES. Each of the Parent and Merger Sub has filed all Tax Returns required to be filed by it and has paid all Taxes and other charges shown as due on such Tax Returns. All positions taken in such Tax Returns that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code have been disclosed therein. Neither the Parent nor Merger Sub is delinquent in any material Tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for Taxes reflected in the Parent financial statements is adequate for payment of any and all Tax liabilities for periods ending on or before December 31, 1998 and there are no Tax Liens on any assets of the Parent or Merger Sub for periods ending on or before March 31, 1999.


         3.12 YEAR 2000 COMPLIANCE. Parent has undertaken the review and assessment of its business and operations that could be adversely affected by its failure to be Year 2000 Compliant. Based on its review and assessment, Parent has no reason to believe any material liability or expense will result from or arise out of failure of any of its computer systems, hardware, software, databases, devices and/or equipment to be Year 2000 Compliant.

         3.13 PARENT INTELLECTUAL PROPERTY RIGHTS. To the Parent's Knowledge, no third party is misappropriating, infringing, diluting, or violating any of the Parent Intellectual Property Rights and no such claims have been brought against any third party by the Parent, and the Parent has not knowingly misappropriated the trade secrets of any third party. For purposes of this Section 3.13, "Parent Intellectual Property Rights" shall mean all of the Parent's United States and foreign (i) patents and patent applications, (ii) registered and unregistered trademarks and trademark applications (including material Internet domain name registrations), (iii) service marks and service mark applications, (iv) trade names, (v) copyright registrations, and copyright applications, and (vi) licenses presently used by Parent and/or its Subsidiaries, excluding all Parent Intellectual Property Rights subject to a shrinkwrap or similar mass marketing license.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing, the Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Company shall use its best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets provided to Parent, to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect Material Agreements and to preserve the present relationships of the Company and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of
Parent:

              (a) amend or otherwise change the Certificate of Incorporation or By-laws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

              (b) issue, sell, transfer, pledge, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its Subsidiaries or Affiliates (except for the issuance of Company Common Shares issuable pursuant to employee stock options granted prior to the date hereof under the 1994 Plan, 1995 Plan, or outside of any plan, which options are outstanding on the date hereof or pursuant to Company Warrants outstanding on the date hereof); or sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance of any assets of the Company or any of its Subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice) or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

              (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

              (d) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property Rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property Rights, except as set forth in Section 4.1(l) of the Company Disclosure Schedule.

              (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities (other than a debt financing of up to $1,000,000 (the "Bridge Loan"), which Bridge Loan shall not include in its terms any form of equity to be issued to the lender(s) of the Bridge Loan) or assume, guarantee (other than guarantees of bank debt of the Company's Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which the Company is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole; or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
Section 4.1(e);

              (f) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

              (g) change, any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

              (h) create, incur, suffer to exist or assume any Lien on any of their material assets other than Liens outstanding on the date hereof;

              (i) except as set forth in Section 4.1(l) of the Company Disclosure Schedule, other than in the ordinary course of business consistent with past practice, (A) enter into any material agreement, (B) modify, amend or transfer in any material respect or terminate any material agreement to which the Company or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereto or thereunder or (C) enter into or extend any lease with respect to real property with any third party;

              (j) make any Tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

              (k) settle any material Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation which settlement would not (A) impose either material restrictions on the conduct of the business of the Company or any of its Subsidiaries or (B) for any individual Litigation item settled, exceed $50,000 in cost or value to the Company or any of its Subsidiaries. The Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $100,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

              (l) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any related party, other than those contemplated pursuant to the terms of this Agreement and those existing as of the date hereof which are listed in Section 4.1(l) of the Company Disclosure Schedule;

              (m) fail to renew or maintain in full force and effect all insurance policies, as the case may be, currently in effect or fail to pay any insurance premiums thereon; and

              (n) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any agreement, contract commitment or arrangement to do any of the foregoing.

         4.2  SOLICITATION OF OTHER PROPOSALS.

              (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries or any of its or their respective officers, directors, employees, representatives or agents (collectively, the "Company Representatives") to, and the Company shall use its best efforts to cause its stockholder Affiliates not to, directly or indirectly,
(i) solicit, facilitate, initiate or encourage, or take any action to solicit, facilitate, initiate or encourage, any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal or (ii) participate or engage in discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal.

              For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Merger Sub or any of their Affiliates) relating to:

                      (1) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Subsidiary or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Subsidiary representing 10% or more of the outstanding capital stock of the Company or such Subsidiary or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Subsidiary representing 10% or more of the outstanding capital stock of the Company or such Subsidiary, or

                      (2) the sale, lease, exchange, license (whether exclusive or not), or any other disposition of any significant portion of a material Intellectual Property Right (other than as permitted pursuant to Section 4.1(d) hereof), or any significant portion of the business or other assets of the Company or any Subsidiary, or any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to Parent or its Affiliates of the transactions contemplated hereby.

The Company shall immediately cease and cause to be terminated and shall cause all Company Representatives (and shall use its best efforts to cause its non-officer and non-director Affiliates) to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly notify all Company Representatives and non-officer and non-director Affiliates of its obligations under this Section 4.2.

              (b) Neither the Board of Directors of the Company nor any committee thereof shall:

                      (1) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger,

                      (2) withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby,

                      (3) upon a request by Parent to reaffirm its approval or recommendation of this Agreement or the Merger, fail to do so within two (2) Business Days after such request is made,

                      (4) enter, or cause the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or

                      (5) resolve or announce its intention to do any of the foregoing.

The immediately preceding sentence notwithstanding, in the event that prior to the Company Stockholders' Meeting the Board of Directors of the Company receives a Superior Proposal, the Board of Directors of the Company may:

                              (i)     approve or recommend, or propose to
                  approve or recommend, such Superior Proposal,

                              (ii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub its recommendation of the Merger, this Agreement or the transactions contemplated hereby,

                              (iii) fail to reaffirm its recommendation of this Agreement or the Merger after a request by Parent to do so, or

                              (iv) resolve or announce its intention to do any of the actions set forth in the preceding clauses (i) through (iii),

if (1) such Board of Directors determines in good faith, after consultation with its outside counsel that taking such action is required to satisfy the fiduciary duties of such directors and (2) the Company furnishes Parent two Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal).

For purposes of the Agreement, the term "Superior Proposal" means any BONA FIDE Acquisition Proposal to (A) effect a merger, consolidation or sale of all or substantially all of the assets or capital stock of the Company or (B) license or otherwise dispose of any material Intellectual Property Right (other than as permitted pursuant to Section 4.1(d)) which is on terms which the Board of Directors of the Company determines by a majority vote of its directors in their good faith judgment (based on the written opinion, with only customary qualifications, of a financial advisor reasonably acceptable to the Parent that the consideration provided in such Acquisition Proposal likely exceeds the value of the consideration provided for in the Merger), after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals, to be more favorable to the stockholders of the Company than the Merger (or any revised proposal made by Parent).

              (c) In addition to the other obligations of the Company set forth in this Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry. The Company shall inform Parent on a prompt and current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any Acquisition Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 4.2(b). Nothing contained in this
Section 4.2(c) shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

              (a) As promptly as practicable following the date of this Agreement, Parent shall prepare and file with the SEC the Registration Statement on Form S-4, in which the Proxy Statement shall be included as a prospectus, and shall use reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company respond promptly to any comments made by the SEC with respect to the Registration Statement (which comments shall promptly be furnished to the Company) and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the stockholders of the Company at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Registration Statement will be made by Parent without consultation with the Company and its counsel. Parent shall also take any action required to be taken under Blue Sky or other securities Laws in connection with the issuance of Parent Common Stock in the Merger.

              (b) The Company shall (i) as promptly as practicable following the date hereof prepare a preliminary proxy or information statement relating to the Merger and this Agreement, (ii) obtain and furnish the information required to be included by the SEC in the Proxy Statement, (iii) cause the Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, and (iv) use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by its stockholders. The Company shall not file with or supplementally provide to the SEC or mail to its stockholders the Proxy Statement or any amendment or supplement thereto without Parent's prior consent. The Company shall allow Parent's full participation in the preparation of the Proxy Statement and any amendment or supplement thereto and shall consult with Parent and its advisors concerning any comments from the SEC with respect thereto.

              (c) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent that the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by Section 4.2(b).

              (d) Parent and the Company shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and Regulations thereunder and under applicable Blue Sky or similar securities laws, rules and Regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

         5.2 MEETING OF COMPANY STOCKHOLDERS. The Company shall promptly after the date hereof take all action necessary in accordance with the provisions of the DGCL and the Company's Certificate of Incorporation and By-laws to duly call, give notice of and (unless Parent requests otherwise) hold the Company Stockholders' Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Parent in connection therewith. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by Parent) the Company Stockholders' Meeting without the consent of Parent. The Board of Directors of the Company shall declare that this Agreement is advisable and, subject to
Section 4.2(b), recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the stockholders of the Company and include in the Registration Statement and Proxy Statement a copy of such recommendations; provided, HOWEVER, that the Board of Directors of the Company shall submit this Agreement to the stockholders of the Company whether or not the Board of Directors of the Company at any time subsequent to making such recommendation takes any action permitted by Section 4.2(b). The Company shall solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL to authorize the Merger; PROVIDED, HOWEVER, that this provision shall not prohibit the Board of Directors from taking any action permitted by Section 4.2(b).

         5.3  ACCESS TO INFORMATION; CONFIDENTIALITY.

              (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, contracts, commitments, records and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

              (b)     The Parent shall keep all information obtained pursuant to
Section 5.3(a) confidential in accordance with the terms of the confidentiality agreement, dated February 11, 1999 (the "Confidentiality Agreement"), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 5.9.

         5.4   ALL REASONABLE EFFORTS; FURTHER ASSURANCES.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby. The Company and Parent shall use all reasonable efforts to:

                      (i) obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals), required to be obtained by Parent or the Company or any of their respective Subsidiaries, and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith);

                      (ii) furnish all information required for any application or other filing to be made pursuant to any applicable law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement; and

                      (iii) lift, rescind or mitigate the effects of any injunction, restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened injunction, restraining order or other Order, the issuance or entry thereof,

PROVIDED, HOWEVER, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets material (in nature or amount) of Parent, any of its Affiliates, the Company or the holding separate of the Company Common Shares or Company Preferred Shares or imposing or seeking to impose any material limitation on the ability of Parent or any of its Subsidiaries or Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Company Common Shares or Company Preferred Shares or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent's Affiliates. Neither party hereto will take any action which results in any of the representations or warranties made by such party pursuant to Articles II or III, as the case may be, becoming untrue or inaccurate in any material respect.

               (b) Parent and the Company shall use all reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.5   STOCK OPTIONS AND WARRANTS.

               (a) As soon as practicable after the execution of this Agreement, the Company shall, pursuant to the Company's 1994 Plan, (i) notify each holder of an outstanding option issued pursuant to the 1994 Plan of the proposed Merger, (ii) provide for the accelerated vesting of each outstanding option so that each such option shall become fully exercisable, (iii) notify each such holder that each option shall, unless exercised by the holder in accordance with its terms, be canceled and terminate on the date which is fifteen (15) days from the date of such notice, and (iv) cause the 1994 Plan to be terminated. As soon as practicable after the execution of this Agreement, the Company shall use its commercially reasonable best efforts to cause the exercise or termination of all other then outstanding employee and consultant stock options and all non-employee director stock options, including without limitation, the incentive stock options and non-qualified stock options issued pursuant to the Company's 1995 Plan and all stock options granted pursuant to resolutions of the Company's Board of Directors outside of any option plan. Notwithstanding the foregoing, under no circumstances shall the Company be required to offer any incentives or other consideration for the termination of such options.

               (b) As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to cause the exercise or termination of all then issued and outstanding Company Warrants. Notwithstanding the foregoing, under no circumstances shall the Company be required to offer any incentives or other consideration for the termination of such Company Warrants. At the Effective Time, each Company Warrant that is outstanding and has not been terminated, exercised or otherwise converted as of the Effective Time shall be assumed by Parent; provided that such Company Warrants shall by their express terms reflect, or shall be amended by the Company and the holder thereof to reflect, the different security and the number of shares of such security covered by such agreement based on the conversion of Company Common Shares into Parent Common Stock. All of the holders of such Company Warrants issued and outstanding as of the date of this Agreement are listed on Section 2.12(k) of the Company Disclosure Schedule attached hereto. The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Warrant will have any right thereunder to acquire equity securities of the Company or any of its Subsidiaries, or any right to payment in respect of the equity securities of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in Section 1.8(e).

               (c) As soon as practicable after the execution of this Agreement, the Company shall use its commercially reasonable best efforts to cause the holders of warrants or warrant certificates issued pursuant to the 1997 Unit Purchase Agreement to (i) surrender the 1997 Warrants in exchange for an aggregate of 158,512 Company Common Shares, and (ii) agree to terminate the 1997 Unit Purchase Agreement.

               (d) The Company shall use its commercially best efforts to terminate all Company Plans as of the Effective Time or as promptly as practicable thereafter.

               (e) With respect to any Company Options and Company Warrants, the Company shall not permit any holder thereof to exercise such Company Option or Company Warrant by any means other than payment of the exercise price thereof in cash, unless the Company is contractually obligated to do so. With respect to any such holder, the Company shall use its commercially reasonable best efforts to encourage such holder to exercise such Company Option and/or Company Warrant by payment in cash.

         5.6   REGISTRATION RIGHTS.

               (a) As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to terminate all agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company, except as permitted in the following sentence. The Company shall use its commercially reasonable best efforts to ensure that following the Effective Time no holder of any voting or non-voting capital stock, other equity interests, or other voting securities of the Company, or debt or other instrument convertible or exchangeable for any voting or non-voting capital stock, other equity interests, or other voting securities of the Company, will have any right thereunder or with respect thereto to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company.

               (b) Parent shall, as soon as practicable after the Closing, but not later than sixty (60) days following the Effective Time, prepare and file with the SEC a registration statement on Form S-8 (or any successor form thereto) (or, if possible, amend an effective Form S-8 by filing a post-effective amendment thereto) with respect to the shares of Parent Common Stock which are to be issuable upon the exercise of the Assumed Options (the "S-8") and shall use its best efforts to have the S-8 declared effective as soon as practicable and kept effective as long as any Assumed Options are outstanding. In addition, Parent shall, as soon as practicable after the Closing, but not later than sixty (60) days following the Effective Time, prepare and file with the SEC a registration statement on Form S-3 (or any successor form thereto) to register the resale of the shares of Parent Common Stock underlying the Company Warrants (the "S-3") and shall use its best efforts to have the S-3 declared effective within 180 days after the Effective Time and kept effective until the earlier of (x) the exercise, expiration or termination of all such Company Warrants or (z) two (2) years following the Effective Time.

         5.7  NOTIFICATION OF CERTAIN MATTERS.

              (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               (b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger,

(ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or the Parent that relates to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to Parent or any Material Agreement of the Company; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

               (c) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use all reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

         5.8 LISTING ON THE NASDAQ. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

         5.9 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event the Company's Board of Directors withdraws its recommendation of this Agreement in compliance herewith, the Company will no longer be required to consult with or obtain the agreement of Parent in connection with any press release or public announcement.

         5.10 TAKEOVER LAWS. If any form of anti-takeover statute, regulation or Certificate of Incorporation provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby or thereby.

         5.11 ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company and Parent shall use reasonable efforts to cause their respective independent public accountants to deliver to Parent or the Company, as the case may be, a letter covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters in connection with registration statements similar to Form S-4.

         5.12  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, and Surviving Corporation shall, fulfill and honor in all material respects the indemnification obligations of the Company contained in the Certificate of Incorporation or by-laws or any equivalent organizational document of the Company as in effect immediately prior to the Effective Time.

               (b) For a period of six years after the Effective Time, the Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect, if available, directors' and officers' liability insurance covering those Persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium).

               (c) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person. Parent shall not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation ensures that the surviving or resulting entity will assume the obligations imposed by this Section 5.12.

         5.13 COVENANTS FOR TAX-FREE STATUS. Prior to the Effective Time, each party shall use all reasonable commercial efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368 (a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify.

         5.14 STOCKHOLDER AGREEMENTS. The Company shall use its reasonable best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each stockholder designated by the Parent (a "Consenting Stockholder") to execute and deliver to Parent a Stockholder Agreement in the form of EXHIBIT A attached hereto, concurrently with the execution of this Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of paragraph 2 of each of the Stockholder Agreements as if a party thereto with respect to transfers of record of ownership of shares of the Company Common

Shares and Company Preferred Shares, and agrees to notify the transfer agent for any Company Common Shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Stockholder Agreements.

         5.15 RELEASE AGREEMENTS. The Company shall use its best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each Person identified in Section 5.15 of the Company Disclosure Schedule to execute and deliver to Parent a written release and waiver satisfactory in form and substance to Parent in its sole discretion and in substantially the form attached hereto as EXHIBIT C (the "Release Agreements") prior to the Effective Time, providing for, among other things, release of the Company, Parent and the Surviving Corporation and their respective Affiliates from any and all claims, known and unknown, that such Person has or may have against such Persons through the Effective Time.

         5.16  AFFILIATE AGREEMENTS.

               (a)   Identified in Section 5.16 of the Company Disclosure
Schedule is a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). The Company shall provide such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its affiliates prior to the Closing Date. The Company shall use its best efforts to deliver or cause to be delivered to Parent by September 15, 1999 (and in any case prior to the Effective Time) from the Company's affiliates, an executed Affiliate Agreement, in substantially the form attached hereto as EXHIBIT D, by which each affiliate of the Company agrees to comply with the applicable requirements of Rule 145 and other applicable securities laws. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be promptly removed, after the required restricted period).

               (b) Parent shall, at all times during the two (2) year period beginning on the Closing Date, whether or not it is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, comply with the current public information requirements of Rule 144(c)(1) promulgated under the Securities Act.

         5.17  SEC FILINGS.

               (a) COMPANY SEC FILINGS. Prior to the Effective Time, the Company shall furnish the Parent with a copy of each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by the Company after the date hereof pursuant to the Exchange Act will be made in timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (b) PARENT SEC FILINGS. Prior to the Effective Time, the Parent shall furnish the Company with a copy of each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by the Parent after the date hereof pursuant to the Exchange Act will be made in timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.18 MAINTENANCE, PROSECUTION AND FILING OBLIGATIONS. The Company shall pay the costs of preparation for filing, prosecution, and maintenance of all Intellectual Property Rights as required and shall not permit the lapse of any filings following the execution of this Agreement. The Company shall provide copies of all filings and evidence of payments under this Section 5.18 to Parent.


                                   ARTICLE VI

                              CONDITIONS OF MERGER

         6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, the extent permitted by applicable Law:

               (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated; and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

               (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been authorized by the requisite vote of the stockholders of the Company in accordance with the provisions of the DGCL and the Certificate of Incorporation and by-laws of the Company.

               (c) NASDAQ. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for listing on NASDAQ subject to official notice of issuance.

               (d) REGULATORY APPROVALS. All approvals and consents of applicable Courts and/or Governmental Authorities required to consummate the Merger shall have been received, except for such approvals and consents, the failure of which to have been so received, shall not have a Material Adverse Effect.

               (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect which is non-appealable, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (f) NO ORDER. No Court or Governmental Authority having jurisdiction over the Company or Parent shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger substantially on the terms contemplated by this Agreement without an opportunity for appeal by either party.

               (g) TAX OPINIONS. Parent and the Company shall have received written opinions of, respectively, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Andrews & Kurth, L.L.P., in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of each of such opinions shall be conditioned on the receipt by such tax counsel of representation letters from each of Parent, Merger Sub, the Company and each stockholder of the Company who or which is a signatory to the Stockholders Agreement. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions, any or all of which may be waived by Parent and Merger Sub, in whole or in part, to the extent permitted by applicable Law:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Company Disclosure Schedule) (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company and of each of the Subsidiaries.

               (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it on or prior to the Effective Time. Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

               (c) THIRD PARTY CONSENTS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those licenses, Permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals) of Governmental Authorities and other third parties described in
Section 2.5(a) of the Company Disclosure Schedule (or not described in Section 2.5(a) of the Company Disclosure Schedule but required as described in Section 2.5(a) and (b) of this Agreement) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, shall not have a Material Adverse Effect.

               (d) RELATED AGREEMENTS. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

               (e) CONSULTING AGREEMENTS. Parent shall have received a copy of the Consulting Agreement and Confidentiality Agreement between Ray Bergeron and the Company, which Agreement is reasonably satisfactory to Parent and which will continue in full force and effect after the Effective Time. Parent shall have received a copy of the Consulting Agreement between Stefan Borg and the Company, and Mr. Borg's Employment Agreement with the Company shall have been amended to be consistent with the terms set forth on Section 2.12(i) of the Company Disclosure Schedule.

               (f) RELEASE AGREEMENTS. Parent shall have received Release Agreements substantially in the form of EXHIBIT C executed and delivered by each Person identified on Schedule 5.15 of the Company Disclosure Schedule.

               (g) NO MATERIAL ADVERSE EFFECT. From and including the date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on the Company.

               (h) DISSENTING SHARES. The Dissenting Shares shall comprise not more than 2% of the issued and outstanding Company Common Shares and no Company Preferred Shares.

               (i) MERGER CERTIFICATE. The Company shall have executed and delivered the Merger Certificate.

               (j) OPINION OF COUNSEL TO THE COMPANY. Parent shall have received the opinion of Andrews & Kurth, L.L.P. dated the Closing Date, substantially in the form of EXHIBIT E.

               (k) TERMINATION OF REGISTRATION RIGHTS. The Company shall have terminated all agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled, or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or otherwise relate to the registration of any securities of the Company, except as permitted under Section 5.6 hereof.

               (l) TERMINATION OF LIEN. Parent shall have received evidence satisfactory to Parent that the security interest referenced on Section 2.16 of the Company Disclosure Schedule has been terminated or otherwise expired.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent, with respect to Parent and the Chief Financial Officer of Merger Sub, with respect to Merger Sub.

               (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent, with respect to Parent and the Chief Financial Officer of Merger Sub, with respect to the Merger Sub.

               (c) MERGER CERTIFICATE. Merger Sub shall have executed and delivered the Merger Certificate.

               (d) OPINION OF COUNSEL TO PARENT. Company shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. dated Closing Date, substantially in form of EXHIBIT F.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

               (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

               (b) By either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1999; PROVIDED, that the right to terminate this Agreement under this Section 7.1 shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

               (c) By either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case which has become final and non-appealable which prohibits the Merger; or

               (d) By either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to authorize this Agreement shall not have been obtained; or

               (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (1) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger (2) failed to present and recommend the authorization of this Agreement and the Merger to the stockholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation of the Merger, this Agreement or the transactions contemplated hereby, (3) failed to mail the Proxy Statement to its stockholders within five (5) Business Days of when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger), (4) upon a request by Parent to reaffirm the approval and recommendation of the Merger, failed to do so within two (2) Business Days after such request is made, (5) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (6) taken any action prohibited by Section 4.2, or
(7) resolved by the Board or announced its intention to do any of the foregoing; or

               (f) By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by the Company of any of its representations and warranties hereunder such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)) or (ii) there has been the willful breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 10 days after written notice to the Company; or

               (g) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by Parent or Merger Sub of any of their respective representations and warranties hereunder such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), or (ii) there has been the willful breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 10 days after written notice to Parent and Merger Sub; or

               (h) By Parent, if any Consenting Stockholder publicly announces or makes a public statement of such Consenting Stockholder's disapproval of the Merger or otherwise encourages other stockholders of the Company not to vote in favor of the Merger.

         7.2 EFFECT OF TERMINATION. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.3(b), 5.12, 7.3 and
Article VIII, which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

         7.3   FEES AND EXPENSES.

               (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

               (b)    In the event that any of the following occurs:

                      (i)    Parent terminates this Agreement pursuant to
         Section 7.1(e) or Section 7.1(h);

                      (ii) Parent or the Company terminates this Agreement pursuant to Section 7.1(d) hereof and, at the time of such termination or prior to the Company Stockholders' Meeting, the Company shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of the Company) an intention to consummate an Acquisition Proposal (whether or not such Acquisition Proposal or any announcement or agreement relating to such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting); or

                      (iii) Parent or the Company terminates this Agreement pursuant to Section 7.1(d) hereof and the Company shall have entered into a binding agreement in connection with an Acquisition Proposal or an Acquisition Proposal shall be consummated within twelve (12) months following termination of this Agreement;

         then, the Company shall pay to Parent, in the case of a termination described in clause (i) or (ii) above, simultaneously with such termination of this Agreement, a fee in cash equal to $500,000, plus the amount of Parent Stipulated Expenses (the "Termination Fee"), which Termination Fee shall be payable by wire transfer of immediately available funds; PROVIDED that, if within twelve (12) months of a termination described in clause (iii) above, the Company has entered into a binding agreement in connection with an Acquisition Proposal or an Acquisition Proposal is consummated, the Company shall pay to Parent a fee in cash equal to $1,000,000 (the "Topping Fee") plus the amount of Parent Stipulated Expenses, which Topping Fee shall be payable by wire transfer of immediately available funds upon consummation of the Acquisition Proposal and which Parent Stipulated Expenses shall be payable upon such termination of this Agreement. Termination by the Company pursuant to Section 7.1(d) under circumstances where the Topping Fee is payable pursuant to clause (iii) above shall not be effective until receipt of the Topping Fee by Parent.

               (c) If this Agreement is terminated pursuant to Section 7.1(f), then the Company shall reimburse Parent for all Parent Stipulated Expenses not later than two (2) Business Days after the date of such termination.

               (d) As used in this Agreement, the term "Parent Stipulated Expenses" shall mean those reasonable fees and expenses actually incurred by Parent in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Representatives, including (x) Parent's efforts to acquire the Company, (y) steps taken after the date hereof to take operational control of the Company and (z) salaries, travel costs and expenses incurred by Parent as a result of changes to its business plan in contemplation of the Merger.

               (e) Nothing in this Section 7.3 shall be deemed to be exclusive of any other rights or remedies Parent may have hereunder or under any Related Agreement or at law or in equity for any breach of this Agreement or any of the Related Agreements.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Shares and Company Preferred Shares shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

         7.5 WAIVER. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               (a) Except as set forth in Section 8.1(b) of this Agreement, the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

               (b) The representations and warranties in this Agreement will terminate at the Effective Time; PROVIDED, HOWEVER, this Section 8.1(b) shall in no way limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article VII.

         8.2 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

                  (a)      If to Parent or Merger Sub:

                           GelTex Pharmaceuticals, Inc.
                           9 Fourth Avenue
                           Waltham, Massachusetts 02154
                           Telephone:  (781) 290-5888
                           Telecopier:  (781) 672-5822
                           Attention:  Mark Skaletsky

                           With copies to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                           Boston, Massachusetts  02111
                           Telephone: (617) 542-6000
                           Telecopier: (617) 542-2241
                           Attention:  Lewis J. Geffen, Esq.

                  (b)      If to the Company:

                           SunPharm Corporation
                           The Veranda, Suite 301
                           814 Highway A-1A
                           Ponte Vedra Beach, Florida  32082
                           Telephone:  (904) 394-2800
                           Telecopier:  (904) 394-2727
                           Attention:  Stefan Borg


                           And a copy to:

                           Andrews & Kurth, L.L.P.
                           2170 Buckthorne Place, Suite 150
                           The Woodlands, Texas 77380
                           Telephone: (713) 220-4801
                           Telecopier: (713) 220-4815
                           Attention:  Jeffrey R. Harder, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

         8.3 DISCLOSURE SCHEDULES. The Company Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such sections.

         8.4   CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

               (a) "AFFILIATES" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 5% or more of the issued and outstanding capital stock of such Person;

               (b) "BALANCE SHEET" means the balance sheet of the Company contained in the Company's Form 10-KSB for the year ended December 31, 1998.

               (c) "BENEFICIAL OWNER" or "beneficially own" with respect to a Person's ownership of any securities means

                      (i) such Person or any of such Person's Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act;

                      (ii) such Person or any of such Person's Affiliates or associates has

                             (A)     the right to acquire (whether such right is
exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, right, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the beneficial owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or associates until such tendered securities are accepted for purchase; and

                             (B)     the right to vote pursuant to any
agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the beneficial owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                      (iii) such securities which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

               (d) "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or in the State of Delaware.

               (e) "COMPANY DISCLOSURE SCHEDULE" means a schedule of even date herewith delivered by the Company to the Parent concurrently with the execution of this Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article II by specific section and subsection references;

               (f) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

               (g) "COURT" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

               (h) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, release or disposal of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               (i) "ENVIRONMENTAL LAWS" means any Law pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. ss. 6901 et seq.

               (j) "EXCHANGE AGENT" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required under Section 1.12(a).

               (k) "GOVERNMENTAL AUTHORITY" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

               (l) "HAZARDOUS MATERIAL" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

               (m) "INTELLECTUAL PROPERTY RIGHT" has the meaning ascribed to such term in Section 2.19 of this Agreement.

               (n) "KNOWLEDGE" means (i) in the case of an individual, knowledge of a particular fact or other matter deemed to be possessed by the individual if (a) such individual, after making due inquiry, is actually aware of such fact or other matter or (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, in-house counsel, patent counsel (with respect to Intellectual Property Rights only), executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

               (o) "LAW" means all laws, statutes and ordinances of any Governmental Agency including all decisions of Courts having the effect of law in each such jurisdiction;

               (p) "LIEN" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws;

               (q) "LITIGATION" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, before any arbitrator or other tribunal;

               (r) "MATERIAL ADVERSE EFFECT" means any fact, event, change, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), operations, results of operations, assets, liabilities or prospects of the (1) Company and its Subsidiaries, taken as a whole when such term, is used in relation to the Company and/or the Subsidiaries or the context otherwise so requires, provided that, the facts, events, changes, circumstances or effects described in Section 8.4 of the Company Disclosure Schedule shall not constitute a material adverse effect as to the Company or (2) the Parent and its Subsidiaries, taken as a whole, when such term is used in relation to the Parent or the context otherwise so requires.

               (s) "ORDER" means any judgment, order, writ, injunction or decree of any Court or Governmental Authority.

               (t) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

               (u) "REGULATION" means any rule or regulation of any Governmental Authority having the effect of Law.

               (v) "RELATED AGREEMENTS" means the Stockholder Agreements, Release Agreements, Consulting Agreements and Confidentiality Agreements.

               (w) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               (x) "YEAR 2000 COMPLIANT" shall mean the design, writing and testing of software owned or licensed by a Person (including existing products and owned software and technology currently under development) used in the operation of such Person's business as presently conducted , such that such software will at all times (i) record, store, process, calculate, manage, manipulate and present calendar dates falling before, on and after (and if applicable, spans of time including) December 31, 1999, including, without limitation, single-century formulas and multi-century formulas and (ii) create, calculate, recognize, accept, display, store, retrieve, accent, compare, sort, manipulate, or process any information dependent on or relating to such dates or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and will provide that all date-related data and user interface functionalities and data fields include the indication of century.

         8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         8.7 ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

         8.8 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         8.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and other than with respect to
Section 5.13 which the parties hereto intend to establish third party beneficiary rights, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         8.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         8.11 GOVERNING LAW. This agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Law of the State of Delaware (exclusive of conflicts of law principles)

("Delaware Law"). Delaware Courts within the State of Delaware and, more particularly to the fullest extent such Court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.11 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim that (i) such party is not personally subject to the jurisdiction of such Courts, (ii) such party and such party's property is immune from any legal process issued by such Courts or (iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

         8.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

GELTEX PHARMACEUTICALS, INC.



By /s/   MARK SKALETSKY
--------------------------------------------
Name:    Mark Skaletsky
Title:   President


SHINE ACQUISITION SUB, INC.


By /s/   MARK SKALETSKY
--------------------------------------------
Name:    Mark Skaletsky
Title:   President


SUNPHARM CORPORATION


By  /s/  STEFAN BORG
--------------------------------------------
Name:    Stefan Borg
Title:   President & Chief Executive Officer

                             Index of Defined Terms


Acquisition Amount...........................................................1.6
Acquisition Proposal......................................................4.2(a)
Affiliates................................................................8.4(a)
Agreement................................................................Caption
Assumed Option............................................................1.8(b)
Balance Sheet.............................................................8.4(b)
Beneficial owner or "beneficially own"....................................8.4(c)
Blue Sky Laws.............................................................2.5(b)
Bridge Loan...............................................................4.1(e)
Business Day..............................................................8.4(d)
DGCL....................................................................Preamble
Certificate of Merger........................................................1.2
Certificates.............................................................1.12(c)
Code......................................................................1.8(b)
Closing.....................................................................1.14
Closing Average...........................................................1.6(-)
Closing Date................................................................1.14
Common Merger Consideration...............................................1.6(b)
Company..................................................................Caption
Company Approvals.........................................................2.1(a)
Company Common Shares...................................................Preamble
Company Disclosure Schedule...................................Article II Caption
Company Employee..........................................................5.6(a)
Company Options...........................................................1.8(b)
Company Plan(s)..........................................................2.12(a)
Company Preferred Shares................................................Preamble
Company Representatives...................................................4.2(a)
Company SEC Reports.......................................................2.8(a)
Company Shares Number.....................................................1.6(-)
Company Warrants..........................................................1.8(d)
Company Stockholders' Meeting...............................................2.14
Confidentiality Agreement.................................................5.3(b)
Consenting Stockholder......................................................5.13
Consulting Agreements.....................................................6.2(e)
Control...................................................................8.4(f)
Court.....................................................................8.4(g)
Delaware Law................................................................8.11
DGCL....................................................................Preamble
Dissenting Shares...........................................................1.17
Distribution Date.........................................................1.6(d)
Effective Time...............................................................1.2
Environmental Claim.......................................................8.4(g)

Environmental Laws........................................................8.4(h)
ERISA....................................................................2.12(a)
ERISA Affiliate..........................................................2.12(a)
Exchange Act..............................................................2.5(b)
Exchange Agent............................................................8.4(j)
Exchange Ratio Fraction...................................................1.6(c)
GAAP......................................................................2.7(b)
Governmental Authority....................................................8.4(k)
Hazardous Material........................................................8.4(l)
HSR Act...................................................................2.5(b)
Injunction................................................................6.1(e)
Insured Parties..........................................................5.12(b)
Intellectual Property Rights.............................................2.19(a)
Knowledge.................................................................8.4(n)
Law.......................................................................8.4(o)
Lien......................................................................8.4(p)
Litigation................................................................8.4(q)
Material Adverse Effect...................................................8.4(r)
Material Agreements.......................................................2.6(a)
Subsidiary................................................................8.4(x)
Measurement Date Average..................................................1.6(b)
Merger..................................................................Preamble
Merger Consideration......................................................1.6(b)
Merger Sub...............................................................Caption
Merger Sub Common Stock......................................................1.9
NOL......................................................................2.17(m)
NASDAQ....................................................................1.6(b)
Order.....................................................................8.4(s)
Parent...................................................................Caption
Parent Approvals.............................................................3.1
Parent Common Stock.....................................................Preamble
Parent Right..............................................................1.6(d)
Parent Rights Agreement...................................................1.6(d)
Parent SEC Reports........................................................3.6(a)
Parent Stipulated Expenses................................................7.3(d)
Permits......................................................................2.7
Person....................................................................8.4(x)
Preferred Exchange Ratio..................................................1.6(a)
Preferred Merger Consideration............................................1.6(a)
Proxy Statement.............................................................2.14
Registration Statement......................................................2.14
Regulation................................................................8.4(u)
Related Agreements........................................................8.4(v)
Release Agreements..........................................................5.15
Rule 145 ...................................................................5.16

SEC.......................................................................2.7(a)
Securities Act............................................................2.3(b)
Series A Preferred Stock .................................................1.6(a)
Series B Preferred Stock .................................................1.6(a)
Series A-1 Junior Participating Preferred Stock...........................1.6(d)
Stockholder Agreements..................................................Preamble
Subsidiaries..............................................................8.4(w)
Subsidiary................................................................8.4(w)
Subsidiary Approvals .....................................................2.1(b)
Superior Proposal.........................................................4.2(b)
Surviving Corporation........................................................1.1
Tax.........................................................................2.17
Tax Returns.................................................................2.17
Taxes.......................................................................2.17
Termination Fee.......................................................7.3(b)(ii)
Topping Fee..........................................................7.3(b)(iii)
Warrants .................................................................2.3(a)
WARN Act ................................................................2.13(b)
Year 2000 Compliant.......................................................8.4(x)
1994 Plan.................................................................1.8(a)
1995 Plan.................................................................1.8(a)
1997 Unit Purchase Agreement..............................................1.8(f)
1997 Warrants...........................................................Preamble

                                    EXHIBIT A

                          FORM OF STOCKHOLDER AGREEMENT



                                        ___________, 1999

GelTex Pharmaceuticals, Inc.
9 Fourth Avenue
Waltham, Massachusetts 02154
Attention:  Mark Skaletsky

Re:      STOCKHOLDER AGREEMENT

Gentlemen:

         The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Shares") of common stock and/or preferred stock of SunPharm Corporation, a Delaware corporation ("Company"), as set forth below. On even date herewith, Company, GelTex Pharmaceuticals, Inc., a Delaware corporation ("Parent") and Shine Acquisition Sub, Inc., a Delaware corporation and a newly organized wholly owned subsidiary of Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Agreement") with respect to the merger (the "Merger") of Merger Sub with and into Company. Such Company common stock and preferred stock will be converted in the Merger into shares of the common stock, $.01 par value per share, of Parent (the "Parent Common Stock"). The Stockholder wishes to facilitate the proposed Merger and acknowledge that the proposed Merger will benefit the Stockholder.

         In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

         1. STANDSTILL. Except in connection with the Merger, the Stockholder will not offer, sell, contract to sell, transfer or otherwise dispose of, or grant any option to purchase, or convert, any of the Shares until the earlier of December 31, 1999, or the termination of the Agreement in accordance with its terms. As security for the Stockholder's obligations under this paragraph, the Stockholder hereby assigns to and grants to Parent a lien upon and a security interest in the Shares.

         2.       PROXY.

                  (a) As further security for the Stockholder's obligations under paragraph 1, the Stockholder hereby revokes any previous proxies relating to the Shares and irrevocably appoints Mark Skaletsky, President and Chief

Executive Officer of Parent and Paul J. Mellett, Jr., Vice President and Chief Financial Officer of Parent, and each of them, attorneys and proxies, with power of substitution in each of them, of the Stockholder to attend, represent, vote the Shares and act on behalf of the Stockholder in favor of the Merger on the terms set forth in the Agreement as executed (with such changes as are not material to the rights of the Stockholder in the Merger), and with respect to other matters in connection therewith, at any meeting (and at all adjournments, continuations or postponements, thereof) (the "Meeting") of the stockholders of Company at which the Merger is presented for approval of such stockholders (including executing waivers and consents in connection with the Merger), and otherwise to act for the Stockholder in the same manner and with the same effect as if the Stockholder were personally present at such Meeting and voting the Shares or personally acting on any matters in connection with the Merger submitted to the stockholders of Company for approval or consent.

                  (b) The Stockholder authorizes such proxies to substitute any other person or persons to act hereunder, to revoke any such substitution and to file this proxy and any such substitution or revocation with the Secretary of Company.

                  (c) THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL TERMINATE ON THE EARLIER OF DECEMBER 31, 1999 OR THE TERMINATION OF THE AGREEMENT PURSUANT TO THE TERMS THEREOF.

         3. REPRESENTATIONS AND WARRANTIES BY STOCKHOLDER. The Stockholder represents and warrants to Parent that:

                  (a) the Stockholder has all necessary power and authority to execute this letter agreement including the proxy appointment contained herein;

                  (b) this letter agreement and proxy has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

                  (c) neither the execution nor delivery of this letter agreement and proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or degree of any governmental instrumentality or court having jurisdiction over the Stockholder.

         4.       MISCELLANEOUS.

                  (a) The Stockholder will not take any action that would prevent or frustrate Parent's rights hereunder.

                  (b) The Stockholder acknowledges receipt of the following documents: (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1998; and (ii) Parent's 1999 Annual Report to Stockholders.

         IN WITNESS WHEREOF, the Stockholder has executed this agreement and proxy as of the date and year first above written.

                                              STOCKHOLDER:


                                              _________________________________

                                              Number of Shares of
                                              Common Stock ____________________

                                              Number of Shares of Series A
                                              Preferred Stock _________________

                                              Number of Shares of Series B
                                              Preferred Stock _________________

                                    EXHIBIT B

                                     FORM OF

                              CERTIFICATE OF MERGER

                                       OF

               SHINE ACQUISITION SUB, INC., A DELAWARE CORPORATION

                                  WITH AND INTO

                  SUNPHARM CORPORATION, A DELAWARE CORPORATION

                              ********************

         Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY
CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations are as follows:

         NAME                                 STATE OF INCORPORATION

1.       Shine Acquisition Sub, Inc.                Delaware

2.       SunPharm Corporation                       Delaware

         SECOND: That an Agreement and Plan of Merger dated August 13, 1999 by and among Geltex Pharmaceuticals, Inc., Shine Acquisition Sub, Inc. and SunPharm Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of the state of Delaware.

         THIRD: The name of the surviving corporation of the merger is SunPharm Corporation (the "Surviving Corporation").

         FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be Amended and Restated in its entirety to read as set forth in EXHIBIT A attached hereto.

         FIFTH: That the executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is:

                           The Veranda, Suite 301
                           814 Highway A-1A
                           Ponte Vedra Beach, Florida  32082

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

         IN WITNESS WHEREOF, the undersigned, being the President of Shine Acquisition Sub, Inc., does hereby execute this Certificate of Merger and so certifies, affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this _____________, 1999.


                                            SHINE ACQUISITION SUB, INC.


                                            By:________________________________
                                                     Mark Skaletsky, President

         IN WITNESS WHEREOF, the undersigned, being the President of SunPharm Corporation, does hereby execute this Certificate of Merger and so certifies, affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this __________, 1999.


                                            SUNPHARM CORPORATION



                                            By:_____________________________
                                                     Stefan Borg, President

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SUNPHARM CORPORATION


         FIRST: The name of the corporation (hereinafter called the "Corporation") is SunPharm Corporation.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, New Castle County 19801; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows:

         3,000 shares of Common Stock, $0.01 par value.

         FIFTH:  The Corporation shall have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

         2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

         3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

         EIGHTH: (a) The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify (and advance expenses to) any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this paragraph (a) of this Article Eight shall adversely affect any right or protection of a person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

         (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty of the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a

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knowing violation of law, (iii) pursuant to Section 174 of the Delaware General
Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Eight shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Nine.


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                                    EXHIBIT C

                            FORM OF RELEASE AGREEMENT


         Reference is made to the Agreement and Plan of Merger dated as of August 13, 1999 (the "Merger Agreement") by and among GelTex Pharmaceuticals, Inc., a Delaware corporation ("Parent"), Shine Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SunPharm Corporation, a Delaware corporation (the "Company'). All capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         As an inducement for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, effective as of the Effective Time, the undersigned (the "Releasor") on his, her or its behalf and on behalf of his, her or its (i) heirs, executors, administrators, agents, successors and assigns or (ii) predecessors, parents, subsidiaries, affiliates and other related entities, as well as any current or former benefit plan administrators, and their respective trustees, officers, directors, stockholders or members (whether their ownership interests are held directly or indirectly), partners, agents, attorneys, employees, successors and assigns (the "Releasor Persons"), as applicable, hereby irrevocably and unconditionally releases, waives and discharges the Company, Parent and Merger Sub and their predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective, past, present and future officers, directors, stockholders, affiliates, agents, representatives, successors and assigns, other than the Releasor and any Releasor Person (collectively, the "Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known or unknown, in law or equity (each a "Claim" and collectively, the "Claims") relating to, arising out of or in connection with the Company, its business and/or assets, including any Claims relating to, arising out of or resulting from the Releasor's status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or securityholder of the Company, for all periods through the time immediately prior to the Effective Time.

         The undersigned hereby represents and warrants that in his, her or its capacity as a securityholder of the Company, he, she or it has no knowledge of any claims that he, she or it may have against the Released Parties.

         This Release shall terminate upon the termination of the Merger Agreement pursuant to the terms thereof.


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



         IN WITNESS WHEREOF, the undersigned has duly executed this Release and Waiver as of this ____ day of ________________, 1999.



                                ________________________________________________
                                Name:___________________________________________
                                                   (Print)

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


                                    EXHIBIT D

                           FORM OF AFFILIATE AGREEMENT


                                                    _________ ___, 1999


GelTex Pharmaceuticals, Inc.
Shine Acquisition Sub, Inc.
9 Fourth Avenue
Waltham, Massachusetts  02154
Attention:  Mark Skaletsky

SunPharm Corporation
The Veranda, Suite 301
814 Highway A-1A
Ponte Vedra Beach, Florida  32082
Attention:  Stefan Borg

Ladies and Gentlemen:

         I/We have been advised that I/we might be considered to be an "affiliate" of SunPharm Corporation (the "Company") for purposes of Rule 145 ("Rule 145") under the Securities Exchange Act of 1933, as amended (the "Securities Act"), as promulgated by the Securities and Exchange Commission (the "SEC").

         GelTex Pharmaceuticals, Inc. ("Parent"), Shine Acquisition Sub, Inc. ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger dated as of the 13th day of August, 1999 (the "Plan of Merger"). Upon consummation of the transactions contemplated by the Plan of Merger (the "Merger"), I/we will receive shares of capital stock of Parent for all of the shares of capital stock of the Company owned by me/us or as to which I/we may be deemed a beneficial owner. I/We own _____________ shares of the common stock, $.0001 par value per share, of the Company (the "Company's Common Stock") and/or ____________shares of Series A Redeemable Convertible Preferred Stock, $.001 par value per share and/or shares of Series B Redeemable Convertible Preferred Stock, $.001 par value per share (collectively, the "Preferred Stock"). The Company's Common Stock and the Company's Preferred Stock will be converted in the Merger into shares of the common stock, $.01 par value per share, of Parent (the "Parent Common Stock") as described in the Plan of Merger. The shares of Parent Common Stock received by me/us in the Merger are hereinafter collectively referred to as the "Exchange Stock". This agreement is hereinafter referred to as the "Affiliate Agreement".

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

         I/We represent and warrant to, and agree with, Parent, Merger Sub and the Company that:

         A. I/We have read this Affiliate Agreement and the Plan of Merger and have discussed their requirements and other applicable limitations upon my/our ability to sell, transfer or otherwise dispose of the Exchange Stock, to the extent I/we felt necessary, with my/our counsel or counsel for the Company.

         B. I/We understand that my/our resale of Exchange Stock issued to me/us in the Merger will be subject to certain restrictions on transfer in accordance with Rule 145 under the Securities Act, and in connection therewith I/we agree not to offer, sell, pledge, transfer or otherwise dispose of any of such shares of Exchange Stock unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145; (ii) I/we shall have furnished to the Parent an opinion of counsel, satisfactory to the Parent, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge transfer or other disposition;
(iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to me/us to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, pledge transfer or other disposition if consummated.

         C. I/We understand that all certificates representing the Exchange Stock delivered to me/us pursuant to the Merger shall, until the occurrence of one of the events referred to in paragraph B. above, bear a legend substantially as follows:

         "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of Rule 145 of the Securities Act of 1933, as amended."

         D. I/We also understand and agree that the Parent, in its discretion and in a manner consistent with the legend set forth above, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Exchange Stock which are required to bear the foregoing legend.

         E. To the extent I/we am/are an "affiliate" of the Company solely by virtue of reasons other than being an officer or a director of the Company, I/we agree to comply with the prohibition described in Section 4.2 of the Agreement.

         It is understood and agreed that this Affiliate Agreement shall terminate and be of no further force and effect if the Plan of Merger is terminated pursuant to the terms thereof.

         The agreements made by me/us in the foregoing paragraphs are on the understanding that Parent has agreed, in Section 5.16(b) of the Plan of Merger, that at all times during the two (2) year period beginning on the Closing Date (as such term is defined in the Plan of Merger) to file with the SEC or

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

otherwise make publicly available all information required under Rule 144(c)(1) promulgated under the Securities Act, to the extent available to you without unreasonable effort or expense, necessary to enable me/us to resell shares under the provisions of paragraph (d) of Rule 145.

         This Affiliate Agreement shall be binding on my/our heirs, legal representatives and successors.

                                           Very truly yours,



                                           Name:


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

                                    EXHIBIT E

               FORM OF OPINION OF COUNSEL TO SUNPHARM CORPORATION

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and perform the Agreement. The Company is duly qualified and in good standing as a foreign corporation authorized to transact business in the State of Florida. The Company has all requisite corporate power and authority to own or lease and to operate its properties and assets and to conduct its business as presently conducted.

         2. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered the Agreement, and the Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and by general principles of equity.

         3. At __________, 1999, the authorized capital stock of the Company consisted solely of: (i) _________ shares of Preferred Stock, $.001 par value per share, of which (a) ______ shares have been designated Series A Preferred Stock, ______ shares of which are issued and outstanding and (b) ______ shares have been designated Series B Preferred Stock, ______ shares of which are issued and outstanding, and (ii) ____________ shares of the Company Common Stock, $.0001 par value per share, of which _________ shares are issued and outstanding. All warrants issued by the Company (the "Warrants") pursuant to that Unit Purchase Agreement dated March 28, 1997 (the "1997 Unit Purchase Agreement") have been exchanged for shares of the Company Common Stock and the Warrant Agreement has been terminated prior to the date hereof, and no holder or record or beneficial owner of any such Warrant has any basis for a claim or cause of action against the Company by reason of such exchange of Warrants and termination of the Warrant Agreement. All stock options granted by the Company under its Amended and Restated 1994 Stock Option Plan (the "1994 Plan") have either been exercised or terminated in accordance with the provisions of the 1994 Plan and the option agreements thereunder, and no option holder or participant in the 1994 Plan has any basis under the 1994 Plan or the relevant option agreement for a claim or cause of action against the Company by reason of such termination. To our knowledge, except as set forth in the Agreement or the Company Disclosure Schedule, there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock (other than those imposed by relevant state and federal securities laws), (iv) special voting rights with respect to the capital stock of the Company, or (v) stock appreciation, phantom


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

stock or similar rights granted by the Company. To our knowledge, except as set forth in the Agreement or the Company Disclosure Schedule, no holders of securities of the Company have rights to require the Company to register such securities for sale.

         4. Except as set forth in the Agreement or the Company Disclosure Schedule, to the best of our knowledge, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against or involving the Company.

         5. Except for (i) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL and (ii) such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Agreement by the Company will not: (a) violate any provision of the Certificate of Incorporation or by-laws of the Company; (b) violate, conflict with, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any agreement or instrument known to us to which the Company is a party or to which it may be subject; (c) violate any law or regulation or, to the best of our knowledge, any judgment, decree or order of any court, arbitrator or governmental or regulatory body applicable to the Company; or (d) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, excluding from the foregoing clauses (b), (c) and (d) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the business of the Company or on the ability of the Company to consummate the transactions contemplated by the Agreement.

         6. Assuming that Merger Sub has complied with all relevant provisions of the DGCL, upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will become effective under the DGCL at the time specified in the Certificate of Merger.

         7. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened.

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement of Parent filed with the Securities and Exchange Commission under the Securities Act and the Proxy Statement/Prospectus contained therein. The Registration Statement in the form in which it was declared effective under the Securities Act and the Proxy Statement/Prospectus in the form filed pursuant to Rule 424(b) under the Securities Act are herein referred to as the "Registration Statement" and "Proxy Statement/Prospectus", respectively. We have not verified, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement/Prospectus, and we have not participated in the preparation of the documents incorporated by reference therein. We have, however, generally reviewed and discussed such statements with certain officers of the Company and with you and your counsel. In the course of this review and discussion, and


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

solely with respect to the Company, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement, at the time it became effective or on the date hereof contained or contains an untrue statement of a material fact relating to the Company or omitted or omits to state a material fact relating to the Company required to be stated therein or necessary to make the statements therein relating to the Company not misleading or (ii) the Proxy Statement/Prospectus at the time the Registration Statement became effective, included or includes an untrue statement of a material fact relating to the Company or omitted or omits to state a material fact relating to the Company necessary to make the statements therein relating to the Company, in the light of the circumstances under which they were made, not misleading, it being understood that we do not express any opinion or confirmation with respect to the operating statistics, financial statements, schedules and other financial and statistical data included in the Registration Statement or Proxy Statement/Prospectus or omitted therefrom, or any information or its compliance as to form concerning or furnished by Parent or Merger Sub.

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


                                    EXHIBIT F

      FORM OF OPINION OF COUNSEL TO GELTEX PHARMACEUTICALS, INC. AND SHINE
                              ACQUISITION SUB, INC.

         1. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and perform the Agreement.

         2. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered the Agreement, and the Agreement constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and by general principles of equity.

         3. The shares of Parent Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action on the part of Parent and, when issued in the Merger pursuant to the terms of the Agreement, such shares will be validly issued, fully paid and nonassessable and not subject to any preemptive rights or to any restriction on transfer imposed by the Certificate of Incorporation or by-laws of Parent.

         4. [Based solely on representations made to us by Parent and Merger Sub in the Officers' Certificates], there are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against or involving Parent or Merger Sub that individually or in the aggregate which, if adversely determined, are reasonably likely to: (i) materially restrict or interfere with the Agreement or any transaction contemplated thereby or (ii) materially impair or preclude the ability of Parent or Merger Sub to consummate the Merger or the transactions contemplated by the Agreement.

         5. Except for (i) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL and (ii) such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Agreement by each of Parent and Merger Sub will not: (a) violate any provision of the Certificate of Incorporation or by-laws of Parent or Merger Sub; (b) violate, conflict with, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any agreement or instrument known to us to which either of Parent or Merger Sub is a party or to which either of them may be subject; (c) violate any law or regulation or, to the best of our knowledge, any judgment, decree or order of any court, arbitrator or governmental or regulatory body applicable to either of Parent or Merger Sub; or (d) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, excluding from the foregoing clauses (b), (c) and (d) any

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

exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the Agreement.

         6. Assuming that the Company has complied with all relevant provisions of the DGCL, upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will become effective under the DGCL at the time specified in the Certificate of Merger.

         7. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened.

         We have acted as counsel to Parent and Merger Sub in connection with the preparation of the Registration Statement of Parent filed with the Securities and Exchange Commission under the Securities Act and the Proxy Statement/Prospectus contained therein. The Registration Statement in the form in which it was declared effective under the Securities Act and the Proxy Statement/Prospectus in the form filed pursuant to Rule 424(b) under the Securities Act are herein referred to as the "Registration Statement" and "Proxy Statement/Prospectus", respectively. We have not verified, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement/Prospectus, and we have not participated in the preparation of the documents incorporated by reference therein. We have, however, generally reviewed and discussed such statements with certain officers of Parent and Merger Sub and with you and your counsel. In the course of this review and discussion, and solely with respect to Parent and Merger Sub, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement, at the time it became effective or on the date hereof contained or contains an untrue statement of a material fact relating to Parent or Merger Sub or omitted or omits to state a material fact relating to Parent or Merger Sub required to be stated therein or necessary to make the statements therein relating to Parent or Merger Sub not misleading or (ii) the Proxy Statement/Prospectus at the time the Registration Statement became effective, included or includes an untrue statement of a material fact relating to Parent or Merger Sub or omitted or omits to state a material fact relating to Parent or Merger Sub necessary to make the statements therein relating to Parent or Merger Sub, in the light of the circumstances under which they were made, not misleading, it being understood that we do not express any opinion or confirmation with respect to the operating statistics, financial statements, schedules and other financial and statistical data included in the Registration Statement or Proxy Statement/Prospectus or omitted therefrom, or any information or its compliance as to form concerning or furnished by the Company.

         The schedules to the Merger Agreement have been omitted. Any stockholder who wishes to view any of the schedules may request a copy from the Company in writing at the Company's address set forth on the cover page of this Form 10-Q.

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